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                                                                     Exhibit 4.2
                           LYONDELL CHEMICAL COMPANY,

                     the SUBSIDIARY GUARANTORS party hereto

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

                                   ----------

                                    INDENTURE

                            Dated as of May 20, 2003

                                   ----------

                      10 1/2% Senior Secured Notes Due 2013

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                                TABLE OF CONTENTS

ARTICLE 1         Definitions And Other Provisions Of
                  General Application....................................     1
   Section 1.01.  Definitions............................................     1
   Section 1.02.  Other Definitions......................................    22
   Section 1.03.  Rules of Construction..................................    23
   Section 1.04.  Incorporation by Reference of TIA......................    23
   Section 1.05.  Conflict with TIA......................................    24
   Section 1.06.  Compliance Certificates and Opinions...................    24
   Section 1.07.  Form of Documents Delivered to Trustee.................    24
   Section 1.08.  Acts of Noteholders; Record Dates......................    25
   Section 1.09.  Notices, Etc., to Trustee and Company..................    26
   Section 1.10.  Notices to Holders; Waivers............................    26
   Section 1.11.  Effect of Headings and Table of Contents...............    27
   Section 1.12.  Successors and Assigns.................................    27
   Section 1.13.  Separability Clause....................................    27
   Section 1.14.  Benefits of Indenture..................................    27
   Section 1.15.  Governing Law..........................................    27
   Section 1.16.  Legal Holidays.........................................    28
   Section 1.17.  No Personal Liability of Directors, Officers,
                  Employees, Incorporators and Stockholders .............    28
   Section 1.18.  Exhibits and Schedules.................................    28
   Section 1.19.  Counterparts...........................................    28

ARTICLE 2         Note Forms.............................................    28
   Section 2.01.  Forms Generally........................................    28
   Section 2.02.  Form of Trustee, Certificate of Authentication.........    29
   Section 2.03.  Restrictive Legends....................................    30

ARTICLE 3         The Notes..............................................    32
   Section 3.01.  Title and Terms........................................    32
   Section 3.02.  Denominations..........................................    32
   Section 3.03.  Execution, Authentication and Delivery and Dating......    33
   Section 3.04.  Temporary Notes........................................    33
   Section 3.05.  Registration, Registration of Transfer and Exchange....    33
   Section 3.06.  Mutilated, Destroyed, Lost and Stolen Notes............    34
   Section 3.07.  Payment of Interest Rights Preserved...................    35
   Section 3.08.  Persons Deemed Owners..................................    35
   Section 3.09.  Cancellation...........................................    36
   Section 3.10.  Computation of Interest................................    36
   Section 3.11.  Payment of Liquidated Damages..........................    36
   Section 3.12.  CUSIP Numbers..........................................    36
   Section 3.13.  Book-entry Provisions for Global Notes.................    36
   Section 3.14.  Transfer Provisions....................................    37

ARTICLE 4         Covenants..............................................    42
   Section 4.01.  Payment of Principal, Premium and Interest.............    42
   Section 4.02.  Maintenance of Office or Agency........................    42
   Section 4.03.  Money for Payments to Be Held in Trust.................    43
   Section 4.04.  SEC Reports............................................    44
   Section 4.05.  Certificates to Trustee................................    44
   Section 4.06.  Limitation on Indebtedness.............................    45
   Section 4.07.  Limitation on Restricted Payments......................    47
   Section 4.08. Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries and Joint Ventures .. 51
   Section 4.09.  Limitation on Sales of Assets..........................    54

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   Section 4.10.  Limitation on Affiliate Transactions...................    56
   Section 4.11.  Limitation on Liens....................................    56
   Section 4.12.  Equal and Ratable Liens................................    57
   Section 4.13.  No Amendment to Subordination Provisions...............    57
   Section 4.14.  Repurchase of Notes upon a Change in Control...........    57
   Section 4.15.  Limitation on Sale and Leaseback Transactions..........    57
   Section 4.16.  Limitation on Line of Business.........................    58
   Section 4.17.  Limitation on Accounts Receivable Facilities...........    58
   Section 4.18.  Limited Applicability of Covenants when Notes are
                  Rated Investment-Grade............ ....................    58
   Section 4.19.  Existence..............................................    58
   Section 4.20.  Payment of Taxes and Other Claims......................    58
   Section 4.21.  Maintenance of Properties and insurance................    59
   Section 4.22.  Limitation on Issuance of Guarantees by
                  Restricted Subsidiaries.. .............................    59
   Section 4.23.  Payments for Consents..................................    60

ARTICLE 5         Consolidation, Merger or Sale of Assets................    60
   Section 5.01.  Consolidation, Merger or Sale of Assets
                  by the Company.... ....................................    60
   Section 5.02.  Successor Company Substituted..........................    60
   Section 5.03.  Consolidation, Merger or Sale of Assets by
                  a Subsidiary Guarantor ................................    61
   Section 5.04.  Opinion of Counsel to Trustee..........................    61

ARTICLE 6         Remedies...............................................    62
   Section 6.01.  Events of Default......................................    62
   Section 6.02.  Acceleration...........................................    63
   Section 6.03.  Other Remedies.........................................    63
   Section 6.04.  Waiver of Past Defaults................................    63
   Section 6.05.  Control by Majority....................................    64
   Section 6.06.  Limitation on Suits....................................    64
   Section 6.07.  Rights of Holders to Receive Payment...................    64
   Section 6.08.  Collection Suit by Trustee.............................    64
   Section 6.09.  Trustee May File Proofs of Claim.......................    64
   Section 6.10.  Priorities.............................................    65
   Section 6.11.  Undertaking for Costs..................................    65
   Section 6.12.  Restoration of Rights and Remedies.....................    65
   Section 6.13.  Rights and Remedies Cumulative.........................    66
   Section 6.14.  Waiver of Stay, Extension or Usury Laws................    66

ARTICLE 7         The Trustee............................................    66
   Section 7.01.  Certain Duties and Responsibilities....................    66
   Section 7.02.  Notice of Defaults.....................................    67
   Section 7.03.  Certain Rights of Trustee..............................    67
   Section 7.04.  Not Responsible for Recitals or Issuance of Notes......    68
   Section 7.05.  Trustee's Disclaimer...................................    68
   Section 7.06.  May Hold Notes.........................................    68
   Section 7.07.  Money Held in Trust....................................    68
   Section 7.08.  Compensation and Reimbursement.........................    68
   Section 7.09.  Conflicting Interests..................................    69
   Section 7.10.  Corporate Trustee Required; Eligibility................    69
   Section 7.11.  Resignation and Removal; Appointment of Successor......    69
   Section 7.12.  Acceptance of Appointment by Successor.................    70
   Section 7.13.  Merger, Conversion, Consolidation or
                  Succession to Business... .............................    71
   Section 7.14.  Preferential Collection of Claims Against
                  the Company... ........................................    71
   Section 7.15.  Appointment of Authenticating Agent....................    71

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ARTICLE 8         Holders' List and Reports by Trustee and
                  the Company............................................    71
   Section 8.01.  The Company to Furnish Trustee Names and
                  Addresses of Holders; Stock Exchange Listing...........    71
   Section 8.02.  Preservation of Information; Communications
                  to Holders.............................................    72
   Section 8.03.  Reports by Trustee.....................................    72

ARTICLE 9         Amendment, Supplement or Waiver........................    72
   Section 9.01.  Without Consent of the Holders.........................    72
   Section 9.02.  With Consent of Holders................................    73
   Section 9.03.  Execution of Amendments, Supplements or Waivers........    74
   Section 9.04.  Revocation and Effect of Consents......................    74
   Section 9.05.  Conformity with TIA....................................    74
   Section 9.06.  Notation on or Exchange of Notes.......................    74

ARTICLE 10        Redemption of Notes....................................    75
   Section 10.01. Right of Redemption....................................    75
   Section 10.02. Applicability of Article...............................    75
   Section 10.03. Election to Redeem; Notice to Trustee..................    75
   Section 10.04. Selection by Trustee of Notes to Be Redeemed...........    75
   Section 10.05. Notice of Redemption...................................    76
   Section 10.06. Deposit of Redemption Price............................    76
   Section 10.07. Notes Payable on Redemption Date.......................    77
   Section 10.08. Notes Redeemed in Part.................................    77

ARTICLE 11        Satisfaction and Discharge.............................    77
   Section 11.01. Satisfaction and Discharges of Indenture...............    77
   Section 11.02. Application of Trust Money.............................    78

ARTICLE 12        Defeasance and Covenant Defeasance.....................    78
   Section 12.01. Option of the Company to Effect Defeasance
                  or Covenant Defeasance...... ..........................    78
   Section 12.02. Legal Defeasance and Discharge.........................    78
   Section 12.03. Covenant Defeasance....................................    79
   Section 12.04. Conditions to Legal or Covenant Defeasance.............    79
   Section 12.05. Deposited Money and Government Securities to
                  Be Held in Trust; Other Miscellaneous Provisions ......    80
   Section 12.06. Repayment to Company...................................    81
   Section 12.07. Reinstatement..........................................    81

ARTICLE 13        Subsidiary Guarantees..................................    81
   Section 13.01. The Guarantees.........................................    81
   Section 13.02. Guarantee Unconditional................................    82
   Section 13.03. Discharge; Reinstatement...............................    82
   Section 13.04. Waiver by the Subsidiary Guarantors....................    82
   Section 13.05. Subrogation and Contribution...........................    83
   Section 13.06. Stay of Acceleration...................................    83
   Section 13.07. Limits of Guarantees...................................    83
   Section 13.08. Execution and Delivery of Note Guarantee...............    83

ARTICLE 14        Security Arrangements..................................    83
   Section 14.01. Security...............................................    83
   Section 14.02. Notice of Payment, Discharge or Defeasance.............    84

EXHIBIT A - Form of Note
EXHIBIT B - Form of Supplemental Indenture
EXHIBIT C - Form of Certificate of Beneficial Ownership

                                      iii

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EXHIBIT D - Form of Regulation S Certificate
EXHIBIT E - Form of Institutional Accredited Investor Certificate

                                       iv

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INDENTURE, dated as of May 20, 2003 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among LYONDELL CHEMICAL COMPANY, a Delaware corporation (as further defined below, the "Company"), the Subsidiary Guarantors party hereto and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

     The Company and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) initially, $325,000,000 aggregate principal amount of 10 1/2% Senior Secured Notes due 2013 of the Company (the "Initial Notes" and, together with any Exchange Notes issued in respect thereof, the "Original Notes") and (ii) if and when issued, additional 10 1/2% Senior Secured Notes due 2013 of the Company (the "Initial Additional Notes" and, together with any Exchange Notes issued in respect thereof, the "Additional Notes") issuable as provided in this Indenture, in each case, guaranteed to the extent provided herein and in the Notes by the Subsidiary Guarantors. All things necessary to make the Original Notes, when duly issued, executed and delivered by the Company and authenticated and delivered by the Trustee hereunder, the valid obligation of the Company, and to make this Indenture a valid agreement of the Company and the Subsidiary Guarantors as of the date hereof, in accordance with the terms of the Original Notes and this Indenture, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes (as defined herein) by the Holders (as defined herein) thereof, it is mutually agreed, for the equal and ratable benefit of all Holders, as follows:

                                   ARTICLE 1

             Definitions And Other Provisions Of General Application

Section 1.01.   Definitions.

     "Accounts Receivable Subsidiary" means any Wholly Owned Subsidiary of the Company (i) which is formed solely for the purpose of, and which engages in no activities other than activities in connection with, financing accounts receivable of the Company and/or its Restricted Subsidiaries, (ii) which is designated by the Company as an Accounts Receivables Subsidiary pursuant to an Officer's Certificate delivered to the Trustee, (iii) no portion of Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time recourse to or obligates the Company or any Restricted Subsidiary in any way, or subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to (I) representations, warranties and covenants (or any indemnity with respect to such representations, warranties and covenants) entered into in the ordinary course of business in connection with the sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable to such Accounts Receivable Subsidiary or (II) any guarantee of any such accounts receivable financing by the Company or any Restricted Subsidiary that is permitted to be incurred pursuant to Section 4.06, (iv) with which neither the Company nor any Restricted Subsidiary of the Company has any contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business in connection with the sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable in accordance with
Section 4.17 and fees payable in the ordinary course of business in connection with servicing accounts receivable and (v) with respect to which neither the Company nor any Restricted Subsidiary of the Company has any obligation (a) to subscribe for additional shares of Capital Stock or other Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto other than in connection with the sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable to such Accounts

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Receivable Subsidiary in accordance with Section 4.17 or (b) to maintain or preserve the solvency, any balance sheet term, financial condition, level of income or results of operations thereof.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Acquired Disqualified Stock" means, with respect to any specified Person, Disqualified Stock of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Disqualified Stock incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

     "Acquired Preferred Stock" means, with respect to any specified Person, Preferred Stock of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Preferred Stock incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

     "Acquiring Person" means a Person other than a Subject Assets Transferee which acquires (i) all or a portion of the Subject Assets or (ii) an interest in a Subject Assets Transferee in connection with a Major Asset Sale.

     "Additional Notes" means any notes issued under this Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange therefor having the same terms in all respects (or in all respects except payment of interest (i) scheduled and paid prior to the date of issuance of such notes or
(ii) payable on the first Interest Payment Date following such date of issuance).

     "Adjusted Consolidated Cash Flow" means, for any period, the sum of Consolidated Cash Flow of the Company for such period plus the aggregate Distributable Joint Venture Cash Flow of the Company and its Restricted Subsidiaries, determined on a consolidated basis, for such period.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control; provided further that the foregoing proviso shall not apply for purposes of Section 4.07(b)(vii) and Section 4.07(b)(ix) and clause
(d) of the definition of "Unrestricted Subsidiary".

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition (other than the creation of a Lien) of any assets other than the disposition of inventory, equipment or Cash Equivalents in the ordinary course of business consistent with past practices (provided that the sale, conveyance or other disposition of all or substantially all the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of
Section 4.14 and/or the provisions of Section 5.01 and not by the provisions of
Section 4.09), (ii) the sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, Unrestricted Subsidiaries or Joint Ventures and (iii) the issuance by any of the Company's Restricted Subsidiaries of Equity Interests of such Restricted Subsidiary, in the case of clause (i), (ii) or (iii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $25 million or (b) for Net Proceeds in excess of $25 million. Notwithstanding the foregoing: (a) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (b) an issuance of Equity

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Interests by a Restricted Subsidiary to the Company or to another Restricted
Subsidiary; (c) a Restricted Payment that is permitted by Section 4.07; (d) an issuance of Preferred Stock by a Finance Subsidiary that is permitted by Section 4.06; (e) sales (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable to an Accounts Receivable Subsidiary in connection with any Receivables Facility permitted by Section 4.17; and (f) Sale and Leaseback Transactions will not be deemed to be an Asset Sale.

     "Asset Sale Lien" means a Lien on the Subject Assets (including as a Lien for this purpose contractual rights with respect to the operation of the Subject Assets) arising in connection with a Major Asset Sale in favor of the Acquiring Person (or an Affiliate thereof) which Lien does not secure any Indebtedness.

     "Attributable Debt" in respect of a Sale and Leaseback Transaction that is treated as a capital lease in accordance with GAAP means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 7.15 to act on behalf of the Trustee to authenticate Notes of one or more series.

     "Board of Directors" means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the board of directors (or any committee thereof) of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee. Unless the context otherwise requires, "Board Resolution" refers to a Board Resolution of the Company.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York or Houston, Texas are authorized by law to close.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or a business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (c) demand deposits, time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any State thereof having capital, surplus and undivided profits in excess of $500 million, (d) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (b) and
(c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper rated at least P-l or A-1 by Moody's or S&P, respectively, and in each case maturing

                                       3

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within six months after the date of acquisition, (f) any fund investing exclusively in investments of the type described in clauses (a) through (e) above and (g) in the case of a Foreign Subsidiary, substantially similar investments denominated in foreign currencies (including similarly capitalized foreign banks).

     "Change of Control" means the occurrence of any of the following: (i) the sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries taken as a whole to any Person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than to a Person or group who, prior to such transaction, held a majority of the voting power of the voting stock of the Company, (ii) the acquisition by any Person or group (as defined above) of a direct or indirect interest in more than 50% of the voting power of the voting stock of the Company, by way of merger or consolidation or otherwise, or (iii) the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors.

     "Clearsteam" means Clearsteam Banking SA and its successors.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means all assets of the Company and its Restricted Subsidiaries which are subject to Liens pursuant to the terms and provisions of the Security Documents in order to secure the Indenture Obligations equally and ratably with the Existing Credit Facility Obligations.

     "Collateral Agent" means JPMorgan Chase Bank (as successor to Morgan Guaranty Trust Company of New York), in its capacity as collateral agent or administrative agent, or any other collateral agent under any or all of the Security Documents.

     "Company" means Lyondell Chemical Company, a Delaware corporation, and any successor in interest thereto.

     "Company Request," "Company Order" and "Company Consent" mean, respectively, a written request, order or consent signed in the name of the Company by an Officer of the Company.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period (less the Net Income of any Joint Venture to the extent included therein pursuant to clause (i) of the definition of "Consolidated Net Income"), plus in each case, without duplication

          (i) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period (including any provision for taxes on the Net Income of any Joint Venture that is a pass-through entity for federal income tax purposes, to the extent such taxes are paid or payable by such Person or any of its Restricted Subsidiaries), to the extent that such provision for taxes was included in computing such Consolidated Net Income,

          (ii) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income,

          (iii) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income and

          (iv) any non-cash charges reducing Consolidated Net Income for such period (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or an amortization of a prepaid cash expense that was paid in a prior period); minus

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          (v)    any non-cash items increasing Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that

          (i) the Net Income of any Person that is not a Restricted Subsidiary shall be included only to the extent of the lesser of (x) the amount of dividends or distributions paid in cash (but not by means of a loan) to the referent Person or a Restricted Subsidiary thereof or (y) the referent Person's (or a Restricted Subsidiary of the referent Person's) proportionate share of the Net Income of such other Person,

          (ii) the Net Income (but not loss) of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,

          (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and

          (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock), less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a Restricted Subsidiary of such Person, and excluding the cumulative effect of a change in accounting principles, all as determined in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or any successor Continuing Directors appointed by such Continuing Directors (or their successors).

     "Corporate Trust Office" means the principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office on the Issue Date is located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Depositary" means The Depository Trust Company, its nominees and successors.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or a "change of control" occurring prior to the date on which the Notes mature shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.09 of the Senior Subordinated Notes Indenture and Section 4.14 hereof and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required pursuant to such covenants.

     "Distributable Joint Venture Cash Flow" means, with respect to any Person for any period, in the case of each Joint Venture that is not a Restricted Subsidiary of the referent Person, the sum of:

     (I)  the lesser of

          (x) the amount of dividends or distributions paid in cash (but not by means of a loan) by such Joint Venture to the referent Person or a Restricted Subsidiary thereof or

          (y) the referent Person's (or a Restricted Subsidiary of the referent Person's) proportionate share of

              (i)   the Net Income of such Joint Venture for such period, plus

              (ii) to the extent deducted therefrom, depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Joint Venture for such period, plus

              (iii) any non-cash charges reducing Net Income of such Joint Venture for such period (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or an amortization of a prepaid cash expense that was paid in a prior period), less

              (iv) any non-cash items increasing Net Income of such Joint Venture for such period, minus

     (II) the aggregate amount of all Investments made by the Company or any of its Restricted Subsidiaries in such Joint Venture during such period pursuant to
Section 4.07(b)(viii), in each case determined on a consolidated basis and in accordance with GAAP.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equistar Assumed Debt" means (i) the 6.5% Notes Due 2006 and the 7.55% Notes Due 2026, each issued by the Company pursuant to an Indenture dated as of January 29, 1996 between the Company and Texas Commerce Bank National Association, as Trustee, as supplemented by the First Supplemental Indenture dated as of February 15, 1996 and the Second Supplemental Indenture dated as of December 1, 1997; and (ii) Indebtedness under the medium term notes issued by the Company, maturing at various dates from 2002 to 2005; in each case outstanding as of the Issue Date, and with respect to which, either (x) the Company is a guarantor or (y) as between the Company and Equistar, Equistar is the primary obligor and the Company is an obligor; in each case, as may be amended from time to time, provided that any such amendment does not increase the principal amount thereof or interest rate applicable thereto or shorten the Weighted Average Life to Maturity or Stated Maturity thereof or add any Restricted Subsidiary as an obligor with respect thereto.

     "Euroclear" means Euroclear Bank S.A./N.V., and its successors or assigns, as operator of the Euroclear System.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the debt securities of the Company issued pursuant to this Indenture in exchange for, and in an aggregate principal amount at maturity equal to, the Initial Notes or any Initial Additional Notes, in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act and
(ii) certain provisions relating to Liquidated Damages thereon shall be eliminated).

     "Exchange Offer" means an offer by the Company to the Holders of the Initial Notes to exchange Outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

     "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

     "Existing ARCO Chemical Debt" means the 9.375% Debentures Due 2005, the 10.25% Debentures Due 2010 and the 9.8% Debentures Due 2020, all issued pursuant to the Indenture dated June 15, 1988 between the Company (as successor to ARCO Chemical Company) and The Bank of New York, as Trustee.

     "Existing Credit Facility" means that certain Credit Agreement dated as of July 23, 1998 and as amended through the date hereof by and among the Company and JPMorgan Chase Bank, as administrative agent, DLJ Capital Funding, Inc., as syndication agent, and the other lenders that are parties thereto, including any related notes, instruments and agreements executed in connection therewith, as amended, restated, modified, extended, renewed, refunded, replaced or refinanced, in whole or in part, from time to time, after the Issue Date (other than with the proceeds of the Initial Notes issued on the Issue Date), whether or not with the same lenders or agents.

     "Existing Credit Facility Obligations" means all Obligations of the Company and its Subsidiaries outstanding under the Existing Credit Facility and all Hedging Obligations payable to a lender or an Affiliate thereof or to a Person that was a lender or an Affiliate thereof at the time the contract was entered into under the Existing Credit Facility, including, without limitation, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding.

     "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence, and considered Indebtedness of the Company or any of its Restricted Subsidiaries, on the Issue Date, until such amounts are repaid, including all reimbursement obligations with respect to letters of credit outstanding as of the date of the Indenture.

     "Existing Security Documents" means each of the Security Documents referred to in clause (i) of the definition thereof, in each case as amended, modified, restated or supplemented from time to time.

     "Existing Senior Secured Note Indentures" means the indentures among the Company, the Subsidiary Guarantors party thereto and The Bank of New York, as Trustee, pursuant to which the Company issued the Existing Senior Secured Notes.

     "Existing Senior Secured Notes" means the Company's 9.625% Senior Secured Notes, Series A, Due 2007, its 9.875% Senior Secured Notes, Series B, Due 2007, its 9.5% Senior Secured Notes due 2008 and its 11.125% Senior Secured Notes due 2012.

     "Finance Subsidiary" means a Restricted Subsidiary of the Company, all the Capital Stock of which (other than Preferred Stock) is owned by the Company that does not engage in any activity other than: (i) holding of Indebtedness of the Company; (ii) the issuance of Capital Stock; and (iii) any activity necessary, incidental or related to the foregoing.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Adjusted Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, (ii) the Adjusted Consolidated Cash Flow and Fixed Charges attributable to operations or businesses disposed of prior to the Calculation Date shall be excluded, but, in the case of such Fixed Charges, only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date and (iii) if since the beginning of the four-quarter reference period any Person was designated as an Unrestricted Subsidiary or redesignated as or otherwise became a Restricted Subsidiary, such event shall be deemed to have occurred on the first day of the four-quarter reference period.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of

          (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings and net payments or receipts (if any) pursuant to Hedging Obligations),

          (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period,

          (iii) any interest expense on Indebtedness of another Person (other than Non-Recourse Debt of a Joint Venture or an Unrestricted Subsidiary secured by a pledge by the Company or any Restricted Subsidiary of Capital Stock which pledge is permitted by Section 4.07(b)(xi) or Section 4.07(b)(xii) that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and

          (iv) the product of (a) all dividend payments (other than any payments to the referent Person or any of its Restricted Subsidiaries) on any series of Preferred Stock of such Person and its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

provided that (i) interest payments by Equistar on the Equistar Assumed Debt and
(ii) interest payments on Indebtedness of a Joint Venture shall, in each case, not be deemed Fixed Charges of the Company as of any date of determination when such Indebtedness is not considered Indebtedness of the Company or any Restricted Subsidiary of the Company.

     "Foreign Subsidiary" means any Restricted Subsidiary that has 50% or more of its assets located outside the United States or any territory thereof.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect on the Issue Date.

     "General Partner" means a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries that has no assets and conducts no operations other than its ownership of a general partnership interest in a Joint Venture.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or Disqualified Stock of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or Disqualified Stock of such other Person (including those arising by virtue of partnership arrangements (other than, in the case of the Company or a Restricted Subsidiary of the Company, with respect to the obligations of a Joint Venture, solely by virtue of a Restricted Subsidiary of the Company being the General Partner of such Joint Venture if, as of the date of determination, no payment on such Indebtedness or obligation has been made by such General Partner of such Joint Venture and such arrangement would not be classified and accounted for, in accordance with GAAP, as a liability on a consolidated balance sheet of the Company)) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or Disqualified Stock of the payment thereof or to protect such obligee against loss in respect thereof in whole or in part (including by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to maintain financial statement conditions or otherwise); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) forward foreign exchange contracts or currency swap agreements, (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values and (iv) commodity price protection agreements or commodity price hedging agreements designed to manage fluctuations in prices or costs of raw materials, manufactured products or related commodities.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing net Hedging Obligations, except any such balance that constitutes an accrued expense or a trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person whether or not such indebtedness is assumed by such Person (provided that, for purposes of determining the amount of any Indebtedness of the type described in this clause, if recourse with respect to such Indebtedness is limited to such asset, the amount of such Indebtedness shall be limited to the lesser of the fair market value of such asset or the amount of such Indebtedness) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of the types described above of any other Person; provided that Indebtedness shall not include the pledge by the Company or any of its Restricted Subsidiaries of the Capital Stock of a Joint Venture Subsidiary, an Unrestricted Subsidiary or a Joint Venture permitted by
Section 4.07(b)(xi) or Section 4.07(b)(xii) to secure Non-Recourse Debt of such Unrestricted Subsidiary or Joint Venture.

     The Equistar Assumed Debt shall not constitute Indebtedness of the Company as of any date of determination if the Company has not made any principal or interest payments on such Indebtedness after the Issue Date; provided that, the payment by the Company of any principal or interest thereon shall be deemed to be an incurrence of such Indebtedness on the day of such payment. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture Obligations" means (a) all principal of and interest (including, without limitation, (i) any Liquidated Damages and (ii) any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company, whether or not allowed or allowable as a claim in any such proceeding) on any Note issued pursuant to the Indenture, (b) all other amounts payable by the Company or any Subsidiary Guarantor under the Indenture and (c) any renewals or extensions of any of the foregoing.

     "Initial Additional Notes" means Additional Notes issued in an offering not registered under the Securities Act.

     "Initial Notes" means the Company's 10 1/2% Senior Secured Notes Due 2013, issued on the Issue Date (and any Notes issued in respect thereof pursuant to Section 3.04,3.05,3.06,3.13,3.14 or 10.08), but not including any Exchange Notes issued in exchange therefor.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501 (a)( 1), (2), (3) or
(7) under the Securities Act.

     "Interest Payment Date" means, when used with respect to any Note and any installment of interest thereon, the date specified in such Note as the fixed date on which such installment of interest is due and payable, as set forth in such Note.

     "Investment Grade" means a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Company shall select any other Rating Agency pursuant to the provisions of the definition thereof, the equivalent of such ratings by such Rating Agency shall be used.

     "Investments" means, with respect to any Person, all investments by such Person in another Person (including an Affiliate of such Person) in the form of direct or indirect loans, advances or extensions of credit to such other Person (including any Guarantee by such Person of the Indebtedness or Disqualified Stock of such other Person) or capital contributions or purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of such other Person, together with all items that are or would be classified as investments of such investing Person on a balance sheet prepared in accordance with GAAP; provided that (x) trade credit and accounts receivable in the ordinary course of business, (y) commissions, loans, advances, fees and compensation paid in the ordinary course of business to officers, directors and employees and (z) reimbursement obligations in respect of letters of credit and tender, bid, performance, government contract, surety and appeal bonds, in each case solely with respect to obligations of the Company or any of its Restricted Subsidiaries shall not be considered Investments. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(a).

     "Issue Date" means the date on which the Initial Notes are originally issued.

     "Joint Venture" means any joint venture between the Company or any Restricted Subsidiary and any other Person, whether or not such joint venture is a Subsidiary of the Company or any Restricted Subsidiary.

     "Joint Venture Subsidiary" means a Subsidiary of the Company or any of its Subsidiaries that has no assets and conducts no operations other than its ownership of Equity Interests of a Joint Venture.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest (other than, in the case of a Receivables Facilities, security interests under the Uniform Commercial Code arising solely by virtue of the application of Article 9 thereof to sales of accounts) or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, and any lease in the nature thereof) or the assignment or conveyance of any right to receive income therefrom.

     "Liquidated Damages" means liquidated damages owed to the Holders pursuant to a Registration Rights Agreement.

     "Lyondell TDI" means Lyondell Chimie France TDI, a French limited partnership and a wholly-owned Subsidiary of the Company.

     "Major Asset Sale" means an Asset Sale designated by the Company by prior notice to the Trustee as a Major Asset Sale, so long as in connection therewith

          (i) the Company receives Net Proceeds in an aggregate amount not less than $1,000,000,000 (which shall be deemed Net Proceeds of such Major Asset Sale for purposes of Section 4.09),

          (ii) at the time of such Major Asset Sale and after giving effect thereto, no Default shall exist,

          (iii) the sum of the gross cash proceeds received by the Company in respect of such Major Asset Sale plus the value of the interest of the Company in the Subject Assets Transferee (if any) after giving effect to such Major Asset Sale is not less than the value (as conclusively determined by the Board of Directors of the Company) of the portion of the Subject Assets transferred by the Company in connection with such Major Asset Sale, and

          (iv) the Company directly or indirectly is the operator of the Subject Assets in which it or a Subject Assets Transferee retains an interest. For purposes of clause (i) of this definition (l) a transaction that produces substantially the same economic result as a sale of a partial interest in an asset, as might be achieved, for instance, through contractual arrangements allocating future revenues and costs attributable to the asset, shall be deemed an Asset Sale even though there may be no change in title to the asset or in the ownership of the Person that has title to the asset and (2) a subsequent related transaction with the same Acquiring Person (or an Affiliate thereof) contemplated by the terms of the initial Major Asset Sale with such Person shall, for purposes of determining the applicability of and compliance with this definition, be deemed a single cumulative transaction.

     "Moody's" means Moody's Investors Service, Inc., and its successors.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale or any disposition pursuant to a Sale and Leaseback Transaction or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

     "Net Proceeds" means the aggregate cash proceeds (excluding any proceeds deemed to be "cash" pursuant to Section 4.09) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be paid to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale, amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Existing Credit Facility, the Existing Senior Secured Notes or the Existing ARCO Chemical Debt) secured by a Lien on any asset sold in such Asset Sale and any reserves for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and any reserve for future liabilities established in accordance with GAAP; provided that the reversal of any such reserve that reduced Net Proceeds when issued shall be deemed a receipt of Net Proceeds in the amount of such proceeds on such day.

     "Non-Recourse Debt" means Indebtedness as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets (in each case, other than the stock of a Joint Venture or an Unrestricted Subsidiary or of a Joint Venture Subsidiary that has no assets and conducts no operations other than the holding, directly or indirectly, of Equity Interests of such Joint Venture pledged by the Company or any of its Restricted Subsidiaries to secure debt of such Joint Venture or Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries.

     "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

     "Notes" means the Initial Notes, any Additional Notes and the Exchange
Notes.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

     "Officer" means, with respect to the Company, any Subsidiary Guarantor or any other obligor on the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Secretary, the Treasurer, any Assistant Secretary or Assistant Treasurer or any Vice President of such Person.

     "Officer's Certificate" means, with respect to the Company or any other obligor on the Notes, a certificate signed by an Officer of such Person.

     "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Original Notes" means the Initial Notes and any Exchange Notes issued in exchange therefor.

     "Outstanding" when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

          (iii)  Notes paid pursuant to Section 3.06; and

          (iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.

     A Note does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Note, provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not the Company or an Affiliate of such Company.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest and Liquidated Damages, if any, on any Notes on behalf of the Company.

     "Payment Default" means any failure to pay any scheduled installment of interest or principal on any Indebtedness within the grace period provided for such payment in the documentation governing such Indebtedness.

     "PBGC Settlement" means the settlement agreement between the Company and the Pension Benefit Guaranty Corporation (or any successor entity) as amended, modified, restated or replaced from time to time.

     "Permitted Business" means the petrochemical, chemical and petroleum refining businesses and any business reasonably related, incidental, complementary or ancillary thereto.

     "Permitted Investments" means:

          (a) any Investment in the Company or in a Restricted Subsidiary of the Company that is engaged in a Permitted Business;

          (b)    any Investment in Cash Equivalents;

          (c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment: (i) such Person becomes a Restricted Subsidiary of the Company engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company engaged in a Permitted Business;

          (d) any non-cash consideration (other than a joint venture interest received in full or partial satisfaction of the 80% requirement in clause (ii) of Section 4.09(a)) received as consideration in an Asset Sale that was made pursuant to and in compliance with Section 4.09;

          (e) any acquisition of assets or Equity Interests solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (f) Hedging Obligations entered into in the ordinary course of business and otherwise permitted under the Indenture;

          (g) Investments in an Accounts Receivable Subsidiary that, as conclusively determined by the Board of Directors, are necessary or advisable to effect a Receivables Facility;

          (h) Investments in Unrestricted Subsidiaries and Joint Ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause (h), not to exceed at any time outstanding $25 million (after giving effect to any reductions in the amount of any such Investments as a result of the repayment or other disposition thereof for cash, the amount of such reduction not to exceed the amount of such Investments previously made pursuant to this clause (h)); and

          (i) any Investment received by the Company or any Restricted Subsidiary as consideration for the settlement of any litigation, arbitration or claim in bankruptcy or in partial or full satisfaction of accounts receivable owned by a financially troubled Person to the extent reasonably necessary in order to prevent or limit any loss by the Company or any of its Restricted Subsidiaries in connection with such accounts receivable.

     "Permitted Liens" means:

          (i)    Liens in favor of the Company or any Subsidiary Guarantor;

          (ii)   Liens securing the Notes and the Subsidiary Guarantees;

          (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets of the Company or its Restricted Subsidiaries other than those of the Person merged into or consolidated with the Company or that becomes a Restricted Subsidiary of the Company;

          (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition;

          (v) Liens (including the interest of a lessor under a capital lease) on any asset existing at the time of acquisition thereof or incurred within 180 days of the time of acquisition or completion of construction thereof, whichever is later, to secure or provide for the payment of all or any part of the purchase price (or construction price) thereof;

          (vi) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Internal Revenue Code;

          (vii) Liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's and vendors' Liens and Liens imposed by law on pipelines or pipeline facilities;

          (viii) Liens arising by reason of deposits necessary to qualify the Company or any Restricted Subsidiary to conduct business, maintain self insurance or comply with any law and Liens securing the PBGC Settlement;

          (ix) Liens to secure the performance of statutory obligations, tender, bid, performance, government contract, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business;

          (x) Liens existing on the Issue Date other than Liens securing Indebtedness under the Existing Credit Facility, the Existing Senior Secured Notes or the Existing ARCO Chemical Debt;

          (xi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, prejudgment Liens that are being contested in good faith by appropriate proceedings and Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review; provided that in each case any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (xii) easements, rights-of-way, restrictions, irregularities of title and other similar charges or encumbrances, not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (xiii) Liens securing reimbursement obligations with respect to commercial letters of credit obtained in the ordinary course of business which encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof;

          (xiv) Liens securing assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

          (xv) licenses or leases by the Company or any of its Restricted Subsidiaries as licensor or lessor in the ordinary course of business and otherwise permitted by the Indenture for patents, copyrights, trademarks, tradenames and other intellectual property;

          (xvi) leases or subleases by the Company or any of its Restricted Subsidiaries as lessor or sublessor in the ordinary course of business and otherwise permitted by the Indenture;

          (xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (xviii) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of (A) defeasing Indebtedness of the Company or any of its Restricted Subsidiaries (which defeasance is otherwise permitted under the Indenture) having an aggregate principal amount at any one time outstanding not to exceed $25 million or (B) defeasing Indebtedness ranking pari passu with the Notes; provided that the Notes are defeased concurrently with such Indebtedness;

          (xix) from and after the first date when the Notes are rated Investment Grade, Liens on any asset of the Company other than any of the Company's or any of its Restricted Subsidiary's manufacturing plants or Liens on any Equity Interests of any Restricted Subsidiary that owns a manufacturing plant;

          (xx) the pledge of Equity Interests of an Unrestricted Subsidiary or a Joint Venture (or of a Joint Venture Subsidiary that has no assets and conducts no operations other than the holding, directly or indirectly, of Equity Interests of such Joint Venture) organized (or designated as an Unrestricted Subsidiary and holding no other assets and conducting no other operations) to construct, own and/or operate a propylene oxide plant in the European Union to secure Non-Recourse Debt of such Joint Venture or Unrestricted Subsidiary;

          (xxi) the pledge of Equity Interests of an Unrestricted Subsidiary or a Joint Venture (or of a Joint Venture Subsidiary that has no assets and conducts no operations other than the holding, directly or indirectly, of Equity Interests of such Joint Venture) organized (or designated as an Unrestricted Subsidiary and holding no other assets and conducting no other operations) to participate in the improvement of the Rhodia TDI Plant to secure Non-Recourse Debt of such Joint Venture or Unrestricted Subsidiary or Rhodia or a wholly-owned subsidiary of Rhodia;

          (xxii) Liens on equipment of the Company or any Restricted Subsidiary arising as a result of a sale and leaseback with respect to such equipment; provided that the proceeds from such sale and leaseback are applied pursuant to Section 4.09;

          (xxiii) Asset Sale Liens;

          (xxiv) customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or an escrow arrangement, and Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements, option agreements and similar agreements in respect of the disposition of property or assets of the Company or any Restricted Subsidiary, to the extent such dispositions are permitted hereunder;

          (xxv) netting provisions and setoff rights in favor of counterparties to agreements creating Hedging Obligations;

          (xxvi) other Liens on assets of the Company or any Restricted Subsidiary of the Company securing Indebtedness that is permitted by the terms of the Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $100 million; and

          (xxvii) Liens to secure a Permitted Refinancing incurred to refinance Indebtedness that was secured by a Lien permitted under the Indenture and that was incurred in accordance with the provisions of the Indenture; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than assets or property securing the Indebtedness so refinanced.

     "Permitted Refinancing" means any Indebtedness of the Company or any of its Subsidiaries or Preferred Stock of a Finance Subsidiary issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that:

          (i) the principal amount (or liquidation preference in the case of Preferred Stock) of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the initial issuance price of such Permitted Refinancing) does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and reasonable expenses incurred in connection therewith);

          (ii) such Permitted Refinancing or, in the case of Preferred Stock of a Finance Subsidiary, the Indebtedness issued to such Finance Subsidiary, has a Stated Maturity date later than the Stated Maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated by its terms in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing, or, in the case of Preferred Stock, the Indebtedness issued to such Finance Subsidiary, has a Stated Maturity date later than the Stated Maturity date of, and is subordinated in right of payment to, the Notes on subordination terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (iv) such Indebtedness is incurred by the Company or a Subsidiary Guarantor (or such Preferred Stock is issued by a Finance Subsidiary) if the Company or a Subsidiary Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (v) such Indebtedness is incurred by the Company or a Restricted Subsidiary (or such Preferred Stock is issued by a Finance Subsidiary) if a Restricted Subsidiary that is not a Subsidiary Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Place of Payment" means a city or any political subdivision thereof referred to in Article 3 and initially designated under Section 4.02.

     "Predecessor Notes" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of preferred or preference stock of such Person which is outstanding or issued on or after the date of the Indenture.

     "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "QIB", or "Qualified Institutional Buyer" means a "qualified institutional buyer," as the term is defined in Rule 144A under the Securities Act.

     "Qualified Equity Interests" shall mean all Equity Interests of a Person other than Disqualified Stock of such Person.

     "Rating Agency" means (i) S&P or (ii) Moody's or (iii) if neither S&P nor Moody's shall exist, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

     "Receivables Facility" means one or more receivables financing facilities or arrangements, as amended from time to time, pursuant to which the Company or any of its Restricted Subsidiaries sells

(including a sale in exchange for a promissory note of or an Equity Interest in an Accounts Receivable Subsidiary) its accounts receivable to an Accounts Receivable Subsidiary.

     "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not the Company or a Restricted Subsidiary in connection with, any Receivables Facility.

     "Redemption Date" when used with respect to any Note to be redeemed or purchased means the date fixed or such redemption or purchase by or pursuant to this Indenture and the Notes.

     "Redemption Price" when used with respect to any Note to be redeemed or purchased means the price at which it is to be redeemed or purchased pursuant to this Indenture and the Notes.

     "Registration Rights Agreement" means (i) the Registration Rights Agreement dated as of May 20, 2003 among the Company, the Subsidiary Guarantors party thereto and the Initial Purchasers party thereto, as such agreement may be amended from time to time, and (ii) with respect to any Initial Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended from time to time, relating to rights given by the Company to the purchasers of Initial Additional Notes to register or exchange such Initial Additional Notes under the Securities Act.

     "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the date specified for that purpose in Section 3.01.

     "Regulation S" means Regulation S under the Securities Act.

     "Resale Restriction Termination Date" means, with respect to any Note, the date that is two years (or such other period as may hereafter be provided under Rule 144(k) under the Securities Act or any successor provision thereto as permitting the resale by non-affiliates of Restricted Securities without restriction) after the later of the original issue date in respect of such Note and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any Predecessor Note thereto).

     "Responsible Officer" when used with respect to the Trustee means any officer in the corporate trust department of the Trustee, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S which, in the case of the Initial Notes, ends June 30, 2003.

     "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless the context otherwise requires, references to a "Restricted Subsidiary" refer to a Restricted Subsidiary of the Company.

     "Rhodia" means Rhodia S.A., a French company and the successor in interest to Rhone-Poulenc Chemie S.A. under the TDI Agreements.

     "Rhodia TDI Plant" means the manufacturing facilities for the production of toluene diisocyanate, currently owned by Rhodia and located at Pont-de-Claix, France.

     "Sale and Leaseback Transaction" means, with respect to any Person, any arrangement with a lender or an investor providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person to such lender or investor if such arrangement is accounted for as a capitalized lease by such Person under GAAP.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Documents" means (i) the agreements and instruments listed on Schedule A to the Purchase Agreement dated May 15, 2003 with respect to the Initial Notes and (ii) any other pledge agreements, security agreements, mortgages, deeds of trust or other agreements or instruments between the Company and/or any of its Restricted Subsidiaries and the Collateral Agent granting Liens on any asset of the Company or any of its Restricted Subsidiaries to secure the Existing Credit Facility Obligations, in each case as amended, modified, restated or supplemented from time to time.

     "Senior Indebtedness" has the meaning assigned to such term in the Senior Subordinated Notes Indenture.

     "Senior Subordinated Notes" means the Company's 10 7/8% Senior Subordinated Notes Due 2009 issued by the Company pursuant to the Senior Subordinated Notes Indenture.

     "Senior Subordinated Notes Indenture" means the indenture among the Company, the Subsidiary Guarantors party thereto and The Bank of New York, as trustee, pursuant to which the Company issued the Senior Subordinated Notes.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in a Registration Rights Agreement.

     "Significant Asset Sale" means an Asset Sale of (x) any of the Company's or its Restricted Subsidiaries' plants that (a) has a fair market value in excess of $50 million or (b) for Net Proceeds in excess of $50 million (a "Significant Asset") or (y) a controlling interest in any Restricted Subsidiary that owns a Significant Asset (other than, in each case, an involuntary disposition, to the extent that the Existing Credit Facility (but not any refinancing thereof other than a credit facility with commercial banks and other lenders) permits the proceeds thereof to be reinvested prior to any mandatory prepayment of amounts outstanding thereunder).

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Issue Date.

     "Specified Joint Ventures" means (i) Equistar Chemicals, LP, (ii) LYONDELL-CITGO Refining LP ("LCR") and (iii) Lyondell Methanol Company, L.P.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness (or any later date established by any amendment to such original documentation) and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subject Assets" means, with respect to any Major Asset Sale, the assets that are the subject of such Major Asset Sale.

     "Subject Assets Transferee" means any Restricted Subsidiary or Joint Venture that becomes the owner of Subject Assets in connection with a Major Asset Sale.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (c) that is a Specified Joint Venture and as to which (i) a general partner of which is such Person or a Subsidiary of such Person, (ii) such Person owns, directly or indirectly, 50% or more of the partnership interests of such Specified Joint Venture and (iii) the Board of Directors of such Person has designated such Specified Joint Venture to be a "Subsidiary" (which designation shall be irrevocable for so long as such Specified Joint Venture satisfies the foregoing requirements). As of the Issue Date, none of the Specified Joint Ventures, other than Lyondell Methanol Company, L.P., are Subsidiaries of the Company. Unless the context otherwise requires, references to a "Subsidiary" refer to a Subsidiary of the Company. No Specified Joint Venture that otherwise would be a "Subsidiary" under this definition shall be deemed to be or become a Subsidiary or Restricted Subsidiary until such designation would not result in a Default under Section 4.06 (provided that, if (i) such Specified Joint Venture would otherwise be or become a "Subsidiary" as a result of an Investment by the Company or any Restricted Subsidiary made after June 12, 2002, and (ii) such Investment is not made in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary or Joint Venture of the Company) of, Qualified Equity Interests of the Company, then this sentence shall not apply); at such time as the designation of such Specified Joint Venture would not result in a Default under Section 4.06, such Specified Joint Venture shall automatically be a Subsidiary and a Restricted Subsidiary (unless designated as an Unrestricted Subsidiary).

     "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of the Company' obligations with respect to the Notes.

     "Subsidiary Guarantor" means (i) ARCO Chemical Technology, Inc., ARCO Chemical Technology, L.P. and Lyondell Chemical Nederland, Ltd. and (ii) each Restricted Subsidiary that executes a supplemental indenture, in the form of Exhibit B hereto, providing for the Guarantee of the payment of the Notes, in each case until such time as such Subsidiary is released from its Subsidiary Guarantee as permitted by this Indenture.

     "TDI Agreements" means (i) the Share Purchase Agreement dated as of January 23, 1995 between ARCO Chemical Europe Inc. and Rhone-Poulenc Chemie S.A., as such agreement may be amended, supplemented or otherwise modified from time to time, (ii) the Processing Agreement dated as of January 23, 1995 between ARCO Chemical Chemie TDI and Rhone-Poulenc Chemie S.A., as such agreement may be amended, supplemented or otherwise modified from time to time, and (iii) the TDI License.

     "TDI Assets" means (i) all rights of ARCO Chemical Europe Inc., ARCO Chemical Chemie TDI, ARCO Chemical Technology, LP and their respective successors under the TDI Agreements and (ii) all of Lyondell TDI's customer lists relating to the Rhodia TDI Plant.

     "TDI License" means the TDI Technology Agreement dated as of January 23, 1995 between ARCO Chemical Technology LP and Rhone-Poulenc Chemie S.A., as such agreement may be amended, supplemental or otherwise modified from time to time.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided by
Section 9.04.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a board resolution, (ii) any Subsidiary of an Unrestricted Subsidiary and (iii) any Accounts Receivable Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interest or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that

          (a) any Guarantee (other than as a co-obligor of the Equistar Assumed Debt so long as the Equistar Assumed Debt is not considered Indebtedness of the Company pursuant to the definition thereof) by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation,

          (b) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.07,

          (c) if applicable, the Investment and the incurrence of Indebtedness referred to in clause (a) of this proviso would be permitted under Section 4.06 and Section 4.07 and

          (d) in the case of any Subsidiary that is a Joint Venture as of the date of its designation as an Unrestricted Subsidiary, such Subsidiary has an aggregate of 15% or more of its outstanding Capital Stock or other voting interests (other than directors' qualifying shares) held by another Person other than the Company or any Restricted Subsidiary or any Affiliate of the Company.

     Any such designation by the Board of Directors of the Company pursuant to clause (i) above shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.06 and Section 4.07.

     If (i) at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements of clause (d) (because the Company has acquired more than 85% of the outstanding Capital Stock or other voting interests of any Subsidiary that was a Joint Venture on the date of its designation as an Unrestricted Subsidiary), or (ii) at any time the Company or any Restricted Subsidiary Guarantees any Indebtedness of such Unrestricted Subsidiary or makes any other Investment in such Unrestricted Subsidiary and such incurrence of Indebtedness or Investment would not be permitted under Section 4.06 and Section 4.07 it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.06, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if (i) such

Indebtedness is permitted under Section 4.06 and (ii) no Default or Event of Default would be in existence following such designation.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

     Section 1.02.   Other Definitions.

                                                Defined
              Term                             in Section

Acceleration Notice                               6.02
Act                                               1.08
Affiliate Transaction                             4.10
Agent members                                     3.13
Asset Sale Offer                                  4.09
Authentication Order                              3.03
Change of Control Payment                         4.14
Change of Control Payment Date                    4.14
Covenant Defeasance                              12.03
Defaulted Interest                                3.07
DTC                                               2.03
Event of Default                                  6.01
Excess Proceeds                                   4.09
Expiration Date                                   1.08
Global Notes                                      2.01
Guaranteed Indebtedness                           4.13
incur                                             4.06
Legal Defeasance                                 12.02
Offshore Global Note                              2.01
Offshore Note Exchange Date                       2.01
Offshore Physical Note                            2.01
Permanent Offshore Global Note                    2.01
Physical Notes                                    2.01
Place of Payment                                  3.01
Plan Participants                                 4.07
Private Placement Legend                          2.03

                                                Defined
              Term                             in Section

Redemption Amount                                10.01
redemption date                                  13.01
Regular Record Date                               3.01
Restricted Payment                                4.07
Successor Company                                 5.01
Subordinated Debt                                 4.07
Temporary Offshore Global Note                    2.01
U.S. Global Notes                                 2.01
U.S. Physical Notes                               2.01


     Section 1.03. Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Indenture have the meanings assigned to them in this Indenture;

          (b)  "or" is not exclusive;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP and, unless expressly provided otherwise, all determinations and computations made pursuant to any provision hereof shall be made in accordance with GAAP; provided that references to any Person and its Restricted Subsidiaries on a consolidated basis, and any calculations of amounts with respect to any Person and its Restricted Subsidiaries on a consolidated basis, shall refer to such Person and all its Restricted Subsidiaries, whether or not such Restricted Subsidiaries would be accounted for as consolidated subsidiaries on such Person's financial statements prepared in accordance with GAAP;

          (d) the words "herein," "hereof' and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (e) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

          (f) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation," if not expressly followed by such phrase or the phrase "but not limited to";

          (g) words in the singular include the plural, and words in the plural include the singular; and

          (h) any reference to a Section or Article refers to such Section or Article of this Indenture unless otherwise indicated.

     Section 1.04. Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by any TIA reference to another statute or defined by SEC rule under the TIA, have the meanings so assigned to them therein. The following TIA terms have the following meanings:

     "indenture securities" means the Notes.

     "indenture security holder" means a Holder or Noteholders.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company, any Subsidiary Guarantor and any other obligor on the indenture securities.

     Section 1.05. Conflict with TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed (a) to apply to this Indenture as so modified or (b) to be excluded, as the case may be.

     Section 1.06. Compliance Certificates and Opinions. Upon any application or request by the Company or by any other obligor upon the Notes to the Trustee to take any action under any provision of this Indenture, the Company or such other obligor upon the Notes, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the TIA. Each such certificate or opinion shall be given in the form of one or more Officer's Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Indenture. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officer's Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 4.05) shall include:

          (a) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such individual, he or she made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

     Section 1.07. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers to the effect that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 1.08. Acts of Noteholders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and any other obligor upon the Notes, if made in the manner provided in this Section 1.08.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other entity, on behalf of such corporation or partnership or other entity, such certificate or affidavit shall also constitute sufficient proof of such Person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

          (c)  The ownership of Notes shall be proved by the Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every
Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee, the Company or any other obligor on the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

          (e)  (i)    The Company may set any day as a record date for the
purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in Section 1.08(e)(ii). If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 1.10.

               (ii) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (w) any Notice of Default, (x) any declaration of acceleration referred to in Section 6.02, (y) any request to institute proceedings referred to in Section 6.06(b) or (z) any direction referred to in
Section 6.05, in each case with respect to Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the expense of the Company, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder in the manner set forth in Section 1.10.

               (iii)  With respect to any record date set pursuant to this
Section 1.08, the party hereto that sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Company or the Trustee, whichever such party is not setting a record date pursuant to this Section l.08(e) in writing, and to each Holder in the manner set forth in
Section 1.10, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

               (iv) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

     Section 1.09. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (a) the Trustee by any Holder or by the Company or any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at the Corporate Trust Office (telephone: (212) 815-6286; facsimile: (212) 815-5915), or at any other address furnished in writing to the Company by the Trustee, or

          (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and delivered in person or mailed, first-class postage prepaid, to the Company at One Houston Center, Suite 700, 1221 McKinney, Houston, Texas 77010, Attention: General Counsel (facsimile:
(713) 309-2143), with copies to Baker Botts LLP at 910 Louisiana, Houston, Texas 77002, Attention: Stephen A. Massad, Esq. (facsimile: (713) 229-1522), or at any other address previously furnished in writing to the Trustee by the Company.

     Section 1.10. Notices to Holders; Waivers. Where this Indenture provides for notice to Holders of any event, such notice shall be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notices to Holders at their registered addresses as recorded in the Register, not later than the latest date, and not earlier than the earliest date, prescribed herein for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.

     Section 1.11. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 1.12. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

     Section 1.13. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 1.14. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 1.15. Governing Law. THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. TO THE EXTENT PERMITTED BY LAW, THE TRUSTEE, THE COMPANY, THE SUBSIDIARY GUARANTORS, ANY OTHER OBLIGORS IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

     Section 1.16. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest and Liquidated Damages, if any, or principal and premium (if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

     Section 1.17. No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator, shareholder or other holder of Equity Interests of the Company or the Subsidiary Guarantors, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Subsidiary Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     Section 1.18. Exhibits and Schedules. All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

     Section 1.19. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                                    ARTICLE 2

                                   Note Forms

     Section 2.01. Forms Generally. The Notes and the Trustee's certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in Exhibit A annexed hereto and in this Article 2. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or depository rule or usage, the certificate of incorporation, bylaws or other similar governing instruments of the Company, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officers of the Company executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company). Each Note shall be dated the date of its authentication.

     Initial Notes and any Additional Notes offered and sold in reliance on Rule 144A under the Securities Act shall be issued initially in the form of one or more permanent global Notes in substantially the form set forth in Exhibit A and shall contain the legends set forth in Section 2.03(a) and (b) (the "U.S. Global Notes"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as provided in Sections 3.13 and 3.14.

     Initial Notes and any Initial Additional Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued initially in the form of one or more temporary global Notes in substantially the form set forth in Exhibit A and containing each of the legends set forth in Section 2.03 (the "Temporary Offshore Global Note"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time following termination of the Restricted Period (the "Offshore Note Exchange Date"), upon receipt by the Trustee and the Company of a certificate substantially in the form set forth in Exhibit C hereto, one or more permanent global Notes substantially in the form of Exhibit A hereto and containing the legend set forth in Section 2.03(b) (the "Permanent Offshore Global Note," and together with the Temporary Offshore Global Note, the "Offshore Global Note") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Note in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Note transferred. Prior to the Offshore Note Exchange Date and receipt of the certificate referred to above, beneficial interests in a Temporary Offshore Global Note may be held only through Euroclear or Clearstream. The aggregate principal amount of the Offshore Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the nominee of the Depositary for the Offshore Global Note, as provided in Sections 3.13 and 3.14.

     Initial Notes and any Initial Additional Notes issued pursuant to Section
3.05 and Section 3.13 in exchange for or upon transfer of beneficial interests in the U.S. Global Note or Offshore Global Note shall be in the form of permanent certificated Notes in substantially the form set forth in Exhibit A containing the Private Placement Legend as set forth in Section 2.03 (the "U.S. Physical Notes"), or in the form of permanent certificated Notes substantially in the form set forth in Exhibit A (the "Offshore Physical

Notes"), respectively, as hereinafter provided. No Offshore Physical Notes may be issued until expiration of the applicable Restricted Period and receipt by the Company and the Trustee from the (x) proposed transferor of a certificate substantially in the form set forth in Exhibit D or (y) holder of a beneficial interest being exchanged, of certification that such holder is a non-U.S. person (within the meaning of Regulation S under the Securities Act) or a U.S. person who acquired such interest in a transaction exempt from the registration requirements of the Securities Act (in which case a U.S. Physical Note shall be issued).

     The U.S. Physical Notes and the Offshore Physical Notes, together with any other certificated notes in registered form, are sometimes collectively referred to as the "Physical Notes." The U.S. Global Notes and the Offshore Global Notes, together with any other global notes in registered form, are sometimes collectively referred to as the "Global Notes."

     Initial Notes and Initial Additional Notes offered and sold in reliance on any exemption under the Securities Act other than Regulation S and Rule 144A thereunder shall be issued in the form of permanent certificated Notes substantially in the form set forth in Exhibit A and shall contain the Private Placement Legend as set forth in Section 2.03.

     Exchange Notes shall be issued substantially in the form set forth in Exhibit A and, subject to Section 3.13, shall be in the form of one or more Global Notes.

     Section 2.02. Form of Trustee's Certificate of Authentication. The Trustee's certificate of authentication shall be in substantially the following form:

     This is one of the Notes referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK,
                                        As Trustee
Dated:
      -------------

                                        By:  /s/
                                           ------------------------------------
                                                   Authorized Signatory


     If an appointment of an Authenticating Agent is made pursuant to Section 7.15, the Notes may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Notes referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK,
                                        As Trustee


                                        By:  /s/
                                           ------------------------------------
                                                  As Authenticating Agent


                                        By:  /s/
                                           ------------------------------------
                                                   Authorized Signatory
     Dated:

     Section 2.03. Restrictive Legends. (a) Except as set forth in Section 3.14(1), unless and until (i) an Initial Note or any Initial Additional Note is sold pursuant to an effective registration statement, whether pursuant to the Registration Rights Agreement or otherwise or (ii) an Initial Note or any Initial Additional Note is exchanged for an Exchange Note in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement pursuant to the Registration Rights Agreement, (A) each U.S. Global Note and U.S. Physical Note shall bear the following legend set forth below (the "Private

Placement Legend") on the face thereof and (B) each Temporary Offshore
Global Note shall bear the Private Placement Legend on the face thereof until the Offshore Note Exchange Date and receipt by the Company and the Trustee of a certificate substantially in the form provided in Exhibit C with respect to the entire principal amount of such Temporary Offshore Global Note:

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

     (1)  REPRESENTS THAT

          (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES
     ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

          (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR

          (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

     (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

          (A)  TO THE COMPANY,

          (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

          (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

          (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

          (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

          (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR
(2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS,

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CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO
DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          (b) Each Global Note, whether or not an Initial Note or Additional Note, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.13 AND 3.14 OF THE INDENTURE.

          (c) Each Temporary Offshore Global Note shall bear the following legend on the face thereof:

     THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON WHO PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") PURSUANT TO RULE 144A THEREUNDER. BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

                                    ARTICLE 3

                                    The Notes

     Section 3.01. Title and Terms. The aggregate principal amount of Notes that may be authenticated and delivered and Outstanding under this Indenture is initially limited to $325,000,000, but may be increased, subject to compliance with the covenants contained in Article 4 below and the conditions set forth in
Section 3.03, and except as may be limited by applicable law. The Initial Notes will be issued in an aggregate principal amount of $325,000,000. All the Original Notes shall vote and consent together on all matters as one class, and none of the Original Notes will have the right to vote or consent as a class separate from one another on any matter. Subject to the conditions set forth in
Section 3.03 and the covenants contained in Article 4 below, the Company may issue Additional Notes hereunder. Additional Notes (including any Exchange Notes issued in exchange therefor) shall vote (or consent) as a class with the other Notes and otherwise be treated as Notes for all purposes of this Indenture.

     The Notes shall be known and designated as the "10 1/2% Senior Secured Notes, Due 2013" of the Company. The final Stated Maturity of the Notes shall be June 1, 2013. Interest on the Outstanding principal amount of Notes will accrue, subject to Section 3.11, at the rate of 10 1/2% per annum and will be

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payable semiannually in arrears on June 1 and December 1 in each year, commencing on December 1, 2003, to Holders of record at the close of business on the immediately preceding May 15 and November 15, respectively (each such May 15 and November 15 a "Regular Record Date"). Interest on the Original Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from May 20, 2003, and interest on any Additional Notes (and Exchange Notes issued in exchange therefor) will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such Additional Notes, from the date of issuance of such Additional Notes; provided that if any Note is surrendered for exchange on or after a record date for an Interest Payment Date that will occur on or after the date of such exchange, interest on the Note received in exchange thereof will accrue from the date of such Interest Payment Date. The Company will pay interest on overdue principal and, to the extent lawful, on overdue installments of interest and Liquidated Damages, if any, at a rate of 1% per annum in excess of the interest rate referred to above.

     The principal of, and premium, if any, and interest and Liquidated Damages, if any, on the Notes shall be payable at the Corporate Trust Office or at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (each, a "Place of Payment") in the manner provided in Section 4.01(b); provided, however, that, under the circumstances set forth in Section 4.01(b), payment of interest and Liquidated Damages on a Note may be made by wire transfer of immediately available funds to the account specified by the Holder of a Global Note or by check mailed to the address of the Person entitled thereto as such address shall appear in the Register.

     Section 3.02. Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     Section 3.03. Execution, Authentication and Delivery and Dating. The Notes shall be executed on behalf of the Company by an Officer of such Company. The signature of such Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of an individual who was at any time a proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) Initial Notes for original issue in the aggregate principal amount not to exceed $325,000,000 and (ii) Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company and (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes, in each case specified in clauses (i) through
(iii) above, upon a written order of the Company in the form of an Officer's Certificate (an "Authentication Order"), and in the case of clause (ii), upon receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the Outstanding Notes will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued. Such Officer's Certificates shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes, that, in the case of Additional Notes, (x) the issuance of such Notes does not contravene any provision of Article 4 of this Indenture and (y) after giving effect to such issuance of Additional Notes and the application of the use of proceeds therefrom, the aggregate principal amount of Notes outstanding does not exceed the amount permitted to be equally and ratably secured under the Existing Credit Facility without causing a default thereunder, whether the Notes are to be issued as one or more Global Notes or Physical Notes, the name or names of the Initial Holder or Holders and such other information as the Company may include or the Trustee may reasonably request.

     All Notes shall be dated the date of their authentication.

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

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     Section 3.04. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and upon receipt of an Authentication Order the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same series and tenor.

     Section 3.05. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

     Upon surrender for transfer of any Note at the office or agency of the Company in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount.

     At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes or Initial Additional Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the SEC and the Trustee shall have received an Officer's Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the SEC and an exchange offer thereunder has been consummated. The Initial Notes or Additional Notes to be exchanged for the Exchange Notes shall be canceled by the Trustee.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or such Holder's attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a Sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes under this
Section 3.05.

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

     Section 3.06. Mutilated, Destroyed, Lost and Stolen Notes. If (a) any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

     Upon the issuance of any new Note under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Note issued pursuant to this Section 3.06 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder.

     The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 3.07. Payment of Interest Rights Preserved. Interest and Liquidated Damages on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest and Liquidated Damages specified in Section 3.01.

     Any interest and Liquidated Damages on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest shall be paid by the Company, as provided in 3.07(a) or 3.07(b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 3.07(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest, the amount thereof and the Special Record Date and payment date therefor to be mailed, first class postage prepaid, to each Holder at such Holder's address as it appears in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following 3.07(b).

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

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 3.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the lights to interest (including any Liquidated Damages) accrued and unpaid, and to accrue, that were carried by such other Note.

     Section 3.08. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 3.07) interest and Liquidated Damages, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Subsidiary Guarantors, the Trustee or any agent of the Company, the Subsidiary Guarantors or the Trustee shall be affected by notice to the contrary.

     Section 3.09. Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 3.09, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of in accordance with the Trustee's customary procedures.

     Section 3.10. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     Section 3.11. Payment of Liquidated Damages. (a) Under certain circumstances the Company will be obligated to pay certain Liquidated Damages to the Holders of certain Initial Notes, as more particularly set forth in such Initial Notes.

          (b) Under certain circumstances the Company may be obligated to pay certain Liquidated Damages to the Holders of certain Initial Additional Notes, as may be more particularly set forth in such Initial Additional Notes.

     Section 3.12. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" or "CINS" numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such "CUSIP" or "CINS" numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such "CUSIP" or "CINS" numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" or "CINS" numbers.

     Section 3.13.   Book-entry Provisions for Global Notes.

          (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) to the extent relevant thereto, bear legends as set forth in Section 2.03. None of the Company or the Subsidiary Guarantors, nor any of their agents shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of beneficial ownership interests of, a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Subsidiary Guarantors, the Trustee or any agent of the Company, the Subsidiary Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (b) Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 3.14. Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as required in connection with transfers of interests therein pursuant to Section 3.14(b) or 3.14(g) or as may be required by the Company or the Trustee in connection with transfers pursuant to Section 3.14(i), and (ii) that U.S. Physical Notes or, subject to Section 3.14(h), Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note or the Offshore Global Note, respectively, in the event that (A) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the applicable Global Note and a successor depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary. In addition, beneficial interests in a Global Note may be exchanged for Physical Notes upon request but only upon at least 20 days' prior written notice given to the Trustee by or on behalf of the Depository in accordance with customary procedures. In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners for Physical Notes pursuant to this Section 3.13(b), the Registrar shall record on its books and records (and make a notation on the Global Note of) the date and a decrease in the principal amount of such Global Note in an amount equal to the beneficial interest in the Global Note being transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations. In connection with a transfer of an entire Global Note to beneficial owners pursuant to this paragraph (b), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of U.S. Physical Notes (in the case of the U.S. Global Note) or Offshore Physical Notes (in the case of the Offshore Global Note), as the case may be, of authorized denominations.

          (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (d) The Company, the Subsidiary Guarantors, any other obligor upon the Notes or the Trustee, in the discretion of any of them, may treat as the Act of a Holder any instrument or writing of any Person that is identified by the Depositary as the owner of a beneficial interest in the Global Note, provided that the fact and date of the execution of such instrument or writing is proved in accordance with Section 1.08(b).

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

          (e) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to paragraph (b) of this Section shall, except as otherwise provided in Section 3.14, bear the Private Placement Legend.

     Section 3.14. Transfer Provisions. Unless and until (i) an Initial Note or any Initial Additional Note is sold pursuant to an effective registration statement, whether pursuant to the Registration Rights Agreement or otherwise,
(ii) an Initial Note or any Initial Additional Note is exchanged for an Exchange
Note in the Exchange Offer pursuant to an effective Registration Statement, or
(iii) the Resale Restriction Termination Date has occurred with respect to an Initial Note or any Initial Additional Note and such Note is not then held by an Affiliate of the Company, the following provisions shall apply with respect to such Initial Note or Initial Additional Note:

          (a) General. The provisions of this Section 3.14 shall apply to all transfers involving any Physical Note and any beneficial interest in any Global Note. A Note that is a Restricted Security may not be transferred other than as provided in this Section 3.14. A beneficial interest in a Global Note that is a Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this Section 3.14.

          (b) Transfers to Non-QIB Institutional Accredited Investors. With respect to the registration of any proposed transfer of a Note that is a Restricted Security to any Institutional Accredited Investor that is not a QIB,

          (I)  the Registrar shall register such transfer

               (i) if it complies with all other applicable requirements of this Indenture (including Section 3.05 and Section 3.13); and

               (ii) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E, and such transfer is in respect of an aggregate principal amount of Notes of not less than $100,000; and

               (iii) if the proposed transferor is or is acting through an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures; and

          (II) the Registrar shall (x) reflect on its books and records (and make a notation on the relevant Global Note of) the date and a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred or (y) cancel the Physical Note so transferred, and the Registrar shall deliver to the transferee one or more Physical Notes of like tenor and amount.

          Each of the Company and the Trustee may require additional opinions, certifications or other evidence as may be reasonably required to confirm that any such proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.

          (c) Transfers to QIBs. With respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB,

          (I)  the Registrar shall register such transfer

               (i) if it complies with all other applicable requirements of this Indenture (including Section 3.05 and Section 3.13); and

               (ii) the proposed transferor has checked the box provided for on the form of such Note stating, or has otherwise certified to the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule l44A to a transferee who has signed the certification provided for on the form of such Note stating, or has otherwise certified to the Company and the Registrar in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

               (iii) if the proposed transferor or transferee is or is acting through an Agent Member, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures; and

          (II) the Registrar shall (a) cancel the Physical Note so transferred or (b) reflect on its books and records (and make a notation on the relevant Global Note of) the date and a decrease in the principal amount of such transferor Global Note, as the case may be, and the Registrar shall
     (x) reflect on its books and records (and make a notation on the relevant Global Note of) the date and an increase in the principal amount of the transferee Global Note or (y) deliver Physical Notes of like tenor and amount.

          (d) Transfers of Interests in the Temporary Offshore Global Notes. With respect to registration of any proposed transfer of interests in any Temporary Offshore Global Note,

          (I) the Registrar shall register the transfer of any interest in such Note only

               (i) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and will take delivery in the form of an interest in the Temporary Offshore Global Note; or

               (ii) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise certified to the Company and the Registrar in writing, that the sale has been made in compliance with provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

               (iii) upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures; and

          (II) the Registrar shall reflect on its books and records (and make a notation on the relevant Global Note of) the date and an increase in the principal amount of the transferee Global Note, in an amount equal to the principal amount of the Temporary Offshore Global Note to be transferred, and the Registrar shall reflect on its books and records (and make a notation on the relevant Global Note of) the date and a decrease in the principal amount of the transferor Temporary Offshore Global Note.

          (e) Transfers to Non-U.S. Persons. With respect to the registration of any proposed transfer of a Note that is a Restricted Security to a Non-U.S. Person (except for any transfer referred to in Section 3.14(d))

          (I)  the Registrar shall register such transfer:

               (i) if it complies with all other applicable requirements of this Indenture (including Section 3.05 and Section 3.13); and

               (ii) if the proposed transfer is to be made prior to the end of the Restricted Period, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor; and

               (iii) if the proposed transfer is to be made after the end of the Restricted Period and the Note to be transferred is a U.S. Certificated Note or an interest in the U.S. Global Note, only upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor; and (iv) if the proposed transferor or transferee is or is acting through an Agent Member, upon receipt by the Registrar of written instructions in accordance with the Depositary's and the Registrar's procedures; and

          (II) the Registrar shall (a) reflect on its books and records (and make a notation on the relevant Global Note of) the date and a decrease in the principal amount of the transferor Global Note in an amount equal to the principal amount to be transferred or (b) cancel the Physical Notes so transferred, as the case may be, and the Registrar shall (x) reflect on its books and records (and make a notation on the relevant Global Note of) the date and an increase in the principal amount of the transferee Offshore Global Note or (y) deliver one or more Physical Notes of like tenor and amount.

          (f) Transfers pursuant to Rule 144. With respect to the registration of any proposed transfer of a Note that is a Restricted Security pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder,

          (I)  the Registrar shall register such transfer

               (A) if it complies with all other requirements of this Indenture (including Section 3.05 and Section 3.13); and

               (B) if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144; and

               (C) if the proposed transferor or transferee is or is acting through an Agent Member, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures; and

          (II) the Registrar shall (a) reflect on its books and records (and make a notation on the relevant Global Note of) the date and a decrease in the principal amount of such transferor Global Note in an amount equal to the principal amount to be transferred or (b) cancel the Physical Note so transferred and the Registrar shall (x) reflect on its books and records (and make a notation on the relevant Global Note of) the date and an increase in the principal amount of the transferee Global Note or (y) the Registrar shall deliver Physical Notes in like tenor and amount.

     Each of the Company and the Trustee may require additional opinions, certifications or other evidence as may be reasonably required to confirm that any such proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.

          (g) Transfers to the Company. With respect to the registration of any proposed transfer of a Note to the Company,

          (I)  the Registrar shall register such transfer

               (A) if it complies with all other requirements of this Indenture (including Section 3.05 and Section 3.13); and

               (B) if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Company and the Registrar in writing, that the sale has been made to the Company; and

               (C) if the proposed transferor is or is acting through an Agent Member, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures; and

          (II) the Registrar shall (x) reflect on its books and records (and make a notation on the relevant Global Note of) the date and a decrease in the principal amount of such transferor Global Note in an amount equal to the principal amount to be transferred or (y) cancel the Physical Note so transferred, as the case may be and the Registrar shall deliver Physical Notes to the Company in like tenor and amount.

          (h) Interests in the Offshore Global Note prior to the Offshore Note Exchange Date. Notwithstanding anything to the contrary contained in this Indenture, until the Offshore Note Exchange Date occurs and appropriate certification substantially in the form of Exhibit C is made as provided in
Section 2.01, beneficial interests in the Offshore Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Clearstream, and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account, and no Physical Notes may be issued in exchange therefor.

          (i) Other Transfers. The Registrar shall effect and register, upon receipt of a written request from the Company to do so, a transfer not otherwise permitted by this Section 3.14, such registration to be done in accordance with the otherwise applicable provisions of this Section 3.14, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion and counsel are satisfactory to the Company and the Trustee) to the effect that, and such other certifications or evidence as the Company may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and otherwise in compliance with applicable state securities laws.

          (j) Limitation on Issuance of Physical Notes. No Physical Note shall be exchanged for a beneficial interest in any Global Note, except in accordance with Section 3.13 and this Section 3.14.

          (k) Execution, Authentication and Delivery of Physical Notes. In any case in which the Registrar is required to deliver a Physical Note to a transferee or transferor, the Company shall execute, and the Trustee shall authenticate and make available for delivery, such Physical Note.

          (l) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend, unless (i) the requested transfer is after the relevant Resale Restriction Termination
Date with respect to such Notes, (ii) upon written request of the Company after there is delivered to the Registrar an opinion of counsel (which opinion and counsel are satisfactory to the Company and the Trustee) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (iii) with respect to an Offshore Global Note, with the agreement of the Company on or after the Offshore Note Exchange Date with respect to such Note, (iv) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act or (v) such Notes are sold pursuant to Section 3.14(f).

          (m) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.13 or this Section 3.14 (including all Notes received for transfer pursuant to this Section 3.14). The Company shall have the right to require the Registrar to deliver to the Company, at the Company's expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     In connection with any transfer of any Note, the Trustee, the Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

          (n) Certain Additional Terms Applicable to Physical Notes. Any transferee entitled to receive a Physical Note may request that the principal amount thereof be evidenced by one or more Physical Notes in any authorized denomination or denominations and the Registrar shall comply with such request if all other transfer restrictions are satisfied.

                                    ARTICLE 4

                                    Covenants

     Section 4.01. Payment of Principal, Premium and Interest. (a) The Company will duly and punctually pay the principal of (and premium, if any) and interest and Liquidated Damages, if any, on the Notes in accordance with the terms of the Notes and this Indenture. An installment of principal (and premium, if any) or interest and Liquidated Damages shall be considered paid on the date it is due if the Trustee or Paying Agent or Paying Agents hold on that date money designated for and sufficient to pay the installment.

          (b) Payments (including principal, premium, if any, interest and Liquidated Damages, if any) in respect of the Notes represented by the Global Notes, the Holder of which has given wire transfer instructions on or prior to the relevant record date, shall be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Physical Notes, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, at the office or agency maintained by the Company in The City of New York referred to in Section
4.02 or, at the option of the Company, by mailing a check to each such Holder's registered address.

     Section 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.
The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby designates the Corporate Trust Office as an initial Place of Payment and as such office of the Company in the Borough of Manhattan, The City of New York, and appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands so long as such Corporate Trust Office remains a Place of Payment.

     Section 4.03. Money for Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest and Liquidated Damages, if any, on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest and Liquidated Damages, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

     If the Company is not acting as its own Paying Agent, it will, prior to each due date of the principal of (and premium, if any) or interest and Liquidated Damages, if any, on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest and Liquidated Damages, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and Liquidated Damages, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     If the Company is not acting as its own Paying Agent, the Company will cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent will:

          (a) hold all sums held by it for the payment of principal of (and premium, if any) or interest and Liquidated Damages, if any, on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest and Liquidated Damages, if any;

          (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture and TIA relating to the duties, rights and liabilities of such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest and Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest and Liquidated Damages, if any, has become due and payable shall be paid in the appropriate proportion to the Company upon a Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

     Section 4.04. SEC Reports. (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes issued hereunder are outstanding, the Company will furnish to each Trustee and the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability and make such information available to securities analysts and prospective investors upon request.

          (b) For so long as any Notes remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule l44A(d)(4) under the Securities Act.

          (c) All obligors on the Notes will comply with Section 314(a) of the TIA.

          (d) The Company shall promptly mail copies of all such annual reports, information, documents and other reports provided to the Trustee pursuant to clauses (a) and (c) hereof to the Holders at their addresses appearing in the Register maintained by the Registrar.

          (e) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

     Section 4.05. Certificates to Trustee. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year of the Company a certificate from the principal executive, financial or accounting officer of the Company stating that such officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture and that, based upon such review, to the best of such officer's knowledge, the Company has fulfilled all obligations thereunder or, if there has been a default in the fulfillment of any such obligation (determined without regard to any period of grace or requirement of notice provided in this Indenture), specifying each such default and the nature and status thereof.

          (b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of an Event of Default or a Default, an Officer's Certificate setting forth the details of such Event of Default or Default, and the action which the Company proposes to take or has taken with respect thereto.

          (c) The Company will deliver to the Trustee within 120 days after the end of each fiscal year of the Company a written statement by the Company's independent public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof.

     Section 4.06.   Limitation on Indebtedness. (a) On or after the Issue Date:

          (i) the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt);

          (ii) the Company will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock (including Acquired Disqualified Stock);

          (iii) and the Company will not permit any of its Restricted Subsidiaries that are not Subsidiary Guarantors to issue any shares of Preferred Stock (including Acquired Preferred Stock);

provided, however, that the Company and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) and the Company and the Subsidiary Guarantors may issue shares of Disqualified Stock (including Acquired Disqualified Stock) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements have been filed with the SEC pursuant to Section 4.04 immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period. Letters of credit and bankers' acceptances shall be deemed to have an aggregate principal amount of Indebtedness equal to the maximum amount available thereunder.

          (b)  The foregoing provisions will not apply to:

          (i) the incurrence by the Company of Indebtedness pursuant to the Existing Credit Facility (and by its Subsidiaries of Guarantees thereof) in an aggregate principal amount at any time outstanding not to exceed an amount equal to $2.537 billion less the aggregate amount of all mandatory repayments (other than mandatory prepayments triggered solely by the issuance of Indebtedness or Preferred Stock of a Finance Subsidiary to refinance the Existing Credit Facility) applied after May 17, 1999 to (x) repay loans (other than revolving credit loans) outstanding thereunder or
     (y) permanently reduce the revolving credit commitments thereunder;

          (ii) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes (other than Additional Notes) and the Subsidiary Guarantees thereof;

          (iii)  the incurrence by the Company and its Restricted
     Subsidiaries of Existing Indebtedness (other than Indebtedness of the type described in clause (i), (ii) or (v) through (xii) of this covenant);

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries of any Permitted Refinancing in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted to be incurred under the Fixed Charge Coverage Ratio test set forth above or clause (ii) or (iii) above or
     (xiii) or (xiv) below or this clause (iv);

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes or the Subsidiary Guarantee, as the case may be, and (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a

     Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (vi) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of (A) fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates or (B) managing fluctuations in the price or cost of raw materials, manufactured products or related commodities; provided that such obligations are entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities (as determined by the Company's or such Restricted Subsidiary's principal financial officer in the exercise of his or her good faith business judgment);

          (vii) the issuance by any of the Company's Restricted Subsidiaries of shares of Preferred Stock to the Company or a Wholly Owned Restricted Subsidiary; provided that (A) any subsequent issuance or transfer of Equity Interests that results in such Preferred Stock being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary or (B) the transfer or other disposition by the Company or a Wholly Owned Restricted Subsidiary of any such shares to a Person other than the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an issuance of such Preferred Stock by such Subsidiary on such date that is not permitted by this clause (vii);

          (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by tender, bid, performance, government contract, surety or appeal bonds, standby letters of credit and warranty and contractual service obligations of like nature, trade letters of credit or documentary letters of credit, in each case to the extent incurred in the ordinary course of business of the Company or such Restricted Subsidiary and the incurrence by the Company of Indebtedness represented by letters of credit incurred in connection with the PBGC Settlement;

          (ix) the incurrence by any Restricted Subsidiary of the Company of Indebtedness or the issuance by any Restricted Subsidiary of Preferred Stock, the aggregate principal amount or liquidation preference of which, together with all other Indebtedness and Preferred Stock of the Company's Restricted Subsidiaries at the time outstanding and incurred or issued in reliance upon this clause (ix), does not exceed $50.0 million;

          (x) the issuance by any Finance Subsidiary of Preferred Stock with an aggregate liquidation preference not exceeding the amount of Indebtedness of the Company held by such Finance Subsidiary; provided that the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements have been filed with the SEC pursuant to the covenant described below under Section 4.04 immediately preceding the date on which such Preferred Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such Preferred Stock had been issued at the beginning of such four-quarter period;

          (xi) the incurrence of Indebtedness by Foreign Subsidiaries in an aggregate principal amount (or accreted value, as applicable) at any time outstanding and incurred in reliance upon this clause (xi) not to exceed $100.0 million;

          (xii) the Guarantee by any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

          (xiii) Acquired Debt or Acquired Disqualified Stock; provided that such Indebtedness or Disqualified Stock was not incurred in connection with or in contemplation of such Person's becoming a Restricted Subsidiary; and provided further that immediately after giving effect to such incurrence, the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements have been filed with the SEC pursuant to Section 4.04 immediately preceding the date of such incurrence would have been at least 2.0 to 1, determined on a pro forma basis;

          (xiv) Indebtedness or Disqualified Stock of a Specified Joint Venture or a Subsidiary thereof existing at the time such Specified Joint Venture first becomes a Restricted Subsidiary; provided that such Indebtedness or Disqualified Stock was not incurred in connection with or in contemplation of such Specified Joint Venture's becoming a Restricted Subsidiary; and provided further that immediately after giving effect to such Specified Joint Venture's becoming a Restricted Subsidiary, the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements have been filed with the SEC pursuant to Section
     4.04 immediately preceding the date on which such Specified Joint Venture became a Restricted Subsidiary would have been, determined on a pro forma basis, (x) at least 2.0 to 1 or (y) equal to or greater than it was immediately prior to such Specified Joint Venture's becoming a Restricted Subsidiary;

          (xv) with respect to any Specified Joint Venture that becomes a Restricted Subsidiary, the incurrence by such Specified Joint Venture of Indebtedness under any revolving credit facility in an aggregate principal amount at any time outstanding not to exceed the aggregate principal amount of committed financing under all revolving credit facilities of such Specified Joint Venture as in effect on May 17, 1999; and

          (xvi) the incurrence by the Company or any Subsidiary Guarantor of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding and incurred in reliance on this clause
     (xvi) not to exceed $25.0 million.

          (c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness or Preferred Stock meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xvi) above or is entitled to be incurred pursuant to Section 4.06(a), the Company shall, in its sole discretion, classify such item of Indebtedness or Preferred Stock in any manner that complies with this covenant and such Indebtedness or Preferred Stock will be treated as having been incurred pursuant to the clauses or Section 4.06(a), as the case may be, designated by the Company. The amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

     Section 4.07. Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than (x) dividends or distributions payable in Qualified Equity Interests of the Company and (y) dividends or distributions payable to the Company or any Restricted Subsidiary of the Company);

          (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, any of its Restricted Subsidiaries or any Affiliate of the Company (other than any such Equity Interests owned by the Company or any of its Restricted Subsidiaries);

          (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness ("Subordinated Debt") of the Company or any Restricted Subsidiary that is subordinated by its terms to the Notes or the Subsidiary Guarantees (other than Indebtedness owed to the Company or any Restricted Subsidiary), except, in each case, payment of interest or principal at Stated Maturity; or

          (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments");

unless, at the time of and after giving effect to such Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the fair market value (as conclusively evidenced by a Board Resolution) of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment):

     (A) no Default or Event of Default shall have occurred and be continuing after giving effect thereto; and

     (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarters for which financial statements have been filed with the SEC pursuant to Section 4.04 immediately preceding the date of such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a) and

     (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries on or after the Issue Date (excluding Restricted Payments permitted by Section 4.07(b)(ii) (to the extent paid to the Company or any of its Restricted Subsidiaries or to the extent such distributions are deducted as a minority interest in calculating Consolidated Net Income), Section 4.07(b)(iii), Section 4.07(b)(iv), Section 4.07(b)(v), Section 4.07(b)(vii), Section 4.07(b)(x),
Section 4.07(b)(xiv) and Section 4.07(b)(xvi) and 50% of any Restricted Payments permitted by Section 4.07(b)(viii)), is less than the sum, without duplication, of:

          (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing on April 1, 2003, to the end of the Company's most recently ended fiscal quarter for which financial statements have been filed with the SEC pursuant to Section 4.04 at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

          (ii) 100% of the aggregate net cash proceeds received by the Company or any of its Restricted Subsidiaries from the issue or sale (other than to a Subsidiary or Joint Venture of the Company) after the Issue Date of Qualified Equity Interests of the Company or of debt securities of the Company or any of its Restricted Subsidiaries that have been converted into or exchanged for such Qualified Equity Interests of the Company, plus

          (iii) to the extent that any Restricted Investment (other than a Restricted Investment permitted to be made pursuant to Section 4.07(b)(vii) or Section 4.07(b)(viii) below) that was made after the Issue Date is sold for cash or otherwise liquidated, repaid or otherwise reduced, including by way of dividend (to the extent not included in calculating Consolidated Net Income), for cash, the lesser of (A) the cash return with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment plus

          (iv) an amount equal to the sum of (A) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or other transfers of assets (to the extent not included in calculating Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries and (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Restricted Investments (other than Restricted Investments permitted to be made pursuant to Section 4.07(b)(vii) or Section 4.07(b)(viii) below) previously made after the Issue Date by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

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

          (b) If, other than with respect to payments made under Section 4.07(b)(i) and Section 4.07(b)(xiv) below, no Default or Event of Default shall have occurred and be continuing after giving effect to such Restricted Payment, the foregoing provisions will not prohibit the following Restricted Payments:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

          (ii) dividends or distributions by any Restricted Subsidiary of the Company payable (x) to all holders of a class of Capital Stock of such Restricted Subsidiary on a pro rata basis or on a basis that is more favorable to the Company; provided that at least 50% of such class of Capital Stock is held by the Company and/or one or more of its Restricted Subsidiaries or (y) to all holders of a class of Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor issued after the Issue Date in compliance with Section 4.06;

          (iii) the payment of cash dividends on any series of Disqualified Stock issued after the Issue Date in an aggregate amount not to exceed the cash received by the Company since the Issue Date upon issuance of such Disqualified Stock;

          (iv) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company, any Restricted Subsidiary or any Joint Venture (or the acquisition of all the outstanding Equity Interests of any Person that conducts no operations and has no assets or liabilities other than the ownership of Equity Interests in a Joint Venture) in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary or Joint Venture of the Company) of, Qualified Equity Interests of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (C)(ii) of Section 4.07(a);

          (v) the defeasance, redemption or repurchase of Subordinated Debt with the net cash proceeds from an incurrence of Permitted Refinancing or in exchange for or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary or Joint Venture of the Company) of Qualified Equity Interests of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (C)(ii) of Section 4.07(a);

          (vi) the repurchase, redemption or other acquisition or retirement for value of (x) any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement or (y) any Equity Interests of the Company that are or are intended to be used to satisfy issuances of Equity Interests upon exercise of employee or director stock options or upon exercise or satisfaction of other similar instruments outstanding under employee or director benefit plans of the Company or any Subsidiary of the Company; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $10.0 million in any fiscal year of the Company;

          (vii) Restricted Investments in any of the Specified Joint Ventures (including without limitation, the purchase of Equity Interests of a Specified Joint Venture directly from another Person or the purchase of all the outstanding Equity Interests of any Person that conducts no operations and has no assets or liabilities other than the ownership of Equity Interests of a Specified Joint Venture) to the extent that the proceeds thereof are used to purchase or redeem an interest of another Person in such Specified Joint Venture (other than the Company, a Restricted Subsidiary or an Affiliate of the Company, except a Person that is deemed to be an Affiliate solely by virtue of its ownership of Equity Interests of the Company acquired in exchange for Equity Interests in such Specified Joint Venture); provided that after giving pro forma effect thereto as if such Restricted Payment (and any related incurrence of Indebtedness) had been made at the

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

     beginning of the most recently ended four-full-fiscal-quarter period for which financial statements have been filed with the SEC pursuant to Section
     4.04 immediately preceding the date of such Restricted Payment, the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in
     Section 4.06(a);

          (viii) Restricted Investments in any Joint Venture made during any fiscal year of the Company or within 45 days after the end of such fiscal year in amounts that, together with all other Restricted Investments made in such Joint Venture in respect of such fiscal year in reliance on this
     Section 4.07(b)(viii) during such fiscal year or within 45 days after the end of such fiscal year, do not exceed the amount of dividends or distributions previously paid in respect of such fiscal year to the Company or any Restricted Subsidiary by such Joint Venture;

          (ix) the payment of dividends on the Company's common stock at a rate not to exceed $0.90 per share per annum (such $0.90 amount to be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transactions made after the Issue Date so that the aggregate amount of dividends payable after such transaction is the same as the amount payable immediately prior to such transaction);

          (x)    distributions or payments of Receivables Fees;

          (xi) (A) Investments in any Joint Venture or Unrestricted Subsidiary organized to construct, own and/or operate a propylene oxide plant in the European Union in an aggregate amount that, together with all other Investments made pursuant to this Section 4.07(b)(xi), does not exceed $100.0 million and (B) the pledge of the Capital Stock of such Joint Venture or Unrestricted Subsidiary or of a Joint Venture Subsidiary that has no assets and conducts no operations other than the holding directly or indirectly of Equity Interests of such Joint Venture to secure Non-Recourse Debt of such Joint Venture or Unrestricted Subsidiary;

          (xii) (A) (x) the transfer of the TDI Assets to a newly formed Joint Venture or Unrestricted Subsidiary or (y) the designation of any Restricted Subsidiary that has no assets or liabilities other than all or a portion of the TDI Assets as an Unrestricted Subsidiary, in each case, in connection with the incurrence of Indebtedness by such Joint Venture or Unrestricted Subsidiary or Rhodia or a wholly-owned subsidiary of Rhodia to improve the Rhodia TDI Plant and (B) the pledge of the Capital Stock of such Joint Venture or Unrestricted Subsidiary or of a Joint Venture Subsidiary that has no assets and conducts no operations other than the holding directly or indirectly of Equity Interests of such Joint Venture to secure Non-Recourse Debt of such Joint Venture or Unrestricted Subsidiary or Rhodia or a wholly-owned subsidiary of Rhodia;

          (xiii) the repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount thereof in the event of (x) a Change of Control pursuant to a provision no more favorable to the holders thereof than the provisions of Section 4.14 or (y) an Asset Sale pursuant to a provision no more favorable to the holders thereof than the provisions of Section 4.09; provided that, in each case, prior to such repurchase the Company has made a Change of Control Offer or Asset Sale Offer, as applicable, and repurchased all Notes that were validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer;

          (xiv) distributions by any Restricted Subsidiary or Joint Venture of chemicals to a holder of Capital Stock of such Restricted Subsidiary or Joint Venture if such distributions are made pursuant to a provision in a joint venture agreement or other arrangement entered into in connection with the establishment of such Joint Venture or Restricted Subsidiary that requires such holder to pay a price for such chemicals equal to that which would be paid in a comparable transaction negotiated on an arm's-length basis (or pursuant to a provision that imposes a substantially equivalent requirement);

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

          (xv) any other Restricted Payment that, together with all other Restricted Payments made pursuant to this Section 4.07(b)(xv) on or after the Issue Date, does not exceed $25 million (after giving effect to any subsequent reduction in the amount of any Investments made pursuant to this
     Section 4.07(b)(xv) as a result of the repayment or other disposition thereof for cash as set forth in clause (C)(iii) of Section 4.07(a), the amount of such reduction not to exceed the amount of such Investments previously made pursuant to this Section 4.07(b)(xv); and

          (xvi) dividends or distributions by any Joint Venture (other than a Specified Joint Venture) to all holders of a class of Capital Stock of such Joint Venture permitted by Section 4.07(b)(ii)(x) above; provided that after giving effect to such dividends or distributions and any related transactions, the Joint Venture making such dividends or distributions to such holders is contractually entitled to receive, and receives within 180 days before or after the date of such dividends or distributions, directly or indirectly, an equivalent or larger cash payment from each such holder (other than from a holder that is the Company or any Restricted Subsidiary) or from an Affiliate of such holder, which cash payment has not been previously applied pursuant to this Section 4.07(b)(xvi) to offset any other dividend or distribution by such Joint Venture to such holder and (y) such dividends or distributions do not exceed such holders' pro rata share of the Joint Venture's cash flows from operating activities, minus any non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period or amortization of a prepaid cash expense in any future period.

          (c) The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments Section 4.07(a) (except to the extent such Investments were repaid in cash, and, in the case of a Joint Venture (and any Subsidiary of a Joint Venture) designated as an Unrestricted Subsidiary on the first day that it is a Subsidiary of the Company, except to the extent that (1) such Investments were made after the Issue Date or
(2) in the case of a Specified Joint Venture, such Investments were made prior to the Issue Date). All such outstanding Investments (except as provided in the parenthetical included in the preceding sentence) will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation (as conclusively determined by the Board of Directors). Such designation will only be permitted if any such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. In the case of any designation by the Company of a Person as an Unrestricted Subsidiary on the first day that such Person is a Subsidiary of the Company in accordance with the provisions of the Indenture, such designation shall be deemed to have occurred for all purposes of the Indenture simultaneously with, and automatically upon, such Person becoming a Subsidiary.

          (d) Not later than the date of making any Restricted Payment, other than those permitted by Sections 4.07(b)(ii)(x), 4.07(b)(vi), 4.07(b)(x) and 4.07(b)(xiv) above, and not later than the 120th day after making any Restricted Payment permitted by Section 4.07(b)(vi) above, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

     Section 4.08. Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries and Joint Ventures. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction on the ability of any Restricted Subsidiary to:

          (i) (A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock, or
     (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

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

          (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except for such restrictions existing under or by reason of:

                 (a)  existing agreements as in effect on the Issue Date;

                 (b) Indebtedness permitted by the Indenture to be incurred containing restrictions on the ability of Restricted Subsidiaries to consummate transactions of the types described in clause (i), (ii) or
          (iii) above not materially more restrictive than those contained in the Indenture;

                 (c)  the Indenture;

                 (d)  applicable law;

                 (e) existing restrictions with respect to a Person acquired by the Company or any of its Restricted Subsidiaries (except to the extent such restrictions were put in place in connection with or in contemplation of such acquisition), which restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                 (f) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business;

                 (g) construction loans and purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so constructed or acquired;

                 (h) in the case of clause (iii) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

                 (i) a Permitted Refinancing, provided that the restrictions contained in the agreements governing such Permitted Refinancing are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as conclusively evidenced by a Board Resolution);

                 (j) customary restrictions on a Finance Subsidiary imposed in such Finance Subsidiary's organizational documents or by the terms of its Preferred Stock;

                 (k) any restriction with respect to shares of Capital Stock of a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of such shares of Capital Stock or any restriction with respect to the assets of a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of such assets or all or substantially all the Capital Stock of such Restricted Subsidiary pending the closing of such sale or disposition;

                 (1) in the case of any Restricted Subsidiary that is a Joint Venture, customary restrictions on such Restricted Subsidiary contained in its joint venture agreement, which restrictions arc consistent with the past practice of the Company and its Restricted Subsidiaries (as conclusively evidenced by a Board Resolution);

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

                 (m) existing restrictions with respect to a Specified Joint Venture or the property or assets thereof or a Subsidiary of a Specified Joint Venture or the property or assets thereof, in each case, at the time such Specified Joint Venture first becomes a Restricted Subsidiary (except to the extent such restrictions were put in place in connection with or in contemplation of such Specified Joint Venture becoming a Restricted Subsidiary), which restrictions are not applicable to any Person, or the properties or assets of any Person, other than such Specified Joint Venture or the property or assets thereof or a Subsidiary of such Specified Joint Venture or the property or assets thereof; and

                 (n) the Existing Credit Facility and related documentation as the same is in effect on the Issue Date and as amended, modified, extended, renewed, refunded, refinanced, restated or replaced from time to time; provided that the Existing Credit Facility and related documentation as so amended, modified, extended, reviewed, refunded, refinanced, restated or replaced is not materially more restrictive, taken as a whole, as to the matters enumerated above than the Existing Credit Facility and related documentation as in effect on the Issue Date (as conclusively evidenced by a Board Resolution).

                 For purposes of determining compliance with this covenant, in the event that a restriction meets the criteria of more than one of the categories of permitted restrictions described in clauses (a) through (n) above, the Company shall, in its sole discretion, classify such restriction in any manner that complies with this covenant, and such restriction will be treated as existing pursuant to the clauses designated by the Company.

          (b) The Company will use best efforts (consistent with its contractual obligations and fiduciary duties to any Joint Venture, in each case, as in effect on the Issue Date) not to permit any of its Joint Ventures that are not Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction on the ability of such Joint Venture to:

                 (i) (A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits or (B) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

                 (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

                 (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except for such restrictions existing under or by reason of:

          (a) such Joint Venture's joint venture agreement or its credit facility (provided that in each case such restrictions are consistent with the past practice of the Company);

          (b) in the case of any Joint Venture existing on the Issue Date, its existing agreements as in effect on the date of the Indenture and as amended, modified, extended, restated or replaced from time to time; provided that no such amendment, modification, extension, restatement or replacement results in agreements that are materially more restrictive, taken as a whole, as to the matters enumerated above than the existing agreements as in effect on the date of the Indenture (as conclusively evidenced by a Board Resolution);

          (c)  in the case of LCR, any instrument governing its Indebtedness;
and

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

          (d)  the restrictions described in clauses (d), (e), (f), (g), (h),
(j), (k) and (n) of Section 4.08(a) (assuming that references in clauses (h) and (k) to a Restricted Subsidiary were references to a Joint Venture).

     Section 4.09. Limitation on Sales of Assets. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (i) the Company and/or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as conclusively evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (ii) at least 80% of the consideration therefor received by the Company and/or such Restricted Subsidiary is in the form of

                 (A)  cash or Cash Equivalents or

                 (B) a controlling interest or a joint venture interest (to the extent otherwise permitted by the Indenture) in a business engaged in a Permitted Business or long-term property or assets that are used or useful in a Permitted Business;

provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

          (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option:

                 (i) to permanently repay Senior Indebtedness (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) of the Company or a Subsidiary Guarantor or Indebtedness (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) of any Restricted Subsidiary that is not a Subsidiary Guarantor; provided that, so long as the provisions of Section 4.12 are in effect, only (A) repayment of Senior Indebtedness incurred under the Existing Credit Facility (but not any refinancing thereof other than a credit facility with commercial banks and other lenders), or (B) if a Restricted Subsidiary that is not a Subsidiary Guarantor has consummated the Asset Sale, repayment of Indebtedness of such Restricted Subsidiary (with a corresponding reduction in commitments with respect thereto in the case of revolving borrowings) shall constitute a repayment of Indebtedness permitted pursuant to this clause (i); or

                 (ii) to acquire a controlling interest or a joint venture interest (to the extent otherwise permitted by the Indenture) in another business or, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Permitted Business (or enter into a binding commitment for any such expenditure or acquisition); provided that such binding commitment shall be treated as a permitted application of Net Proceeds from the date of such commitment until and only until the earlier of (x) the date on which such expenditure or acquisition is consummated and (y) the 180th day following the expiration of the aforementioned 360 day period. If the expenditure or acquisition contemplated by such binding commitment is not consummated on or before

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

          such 180th day and the Company shall not have applied such Net Proceeds pursuant to clause (i) above on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds at any time;

provided that, so long as the provisions of Section 4.12 are in effect, the Company may not apply Net Proceeds of a Significant Asset Sale pursuant to clause (ii) above to satisfy its obligations to apply such proceeds pursuant to this paragraph except to the extent that the provisions of the Existing Credit Facility (but not any refinancing thereof other than a credit facility with commercial banks and other lenders) require a mandatory prepayment from such proceeds but the requisite lenders thereunder have waived such mandatory prepayment.

     Pending the final application of any such Net Proceeds, the Company may temporarily reduce the revolving Indebtedness under the Existing Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this Section 4.09(b) will be deemed to constitute "Excess Proceeds."

          (c) When the aggregate amount of Excess Proceeds exceeds $25 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and, (x) if the Company is required to do so under the terms of any other Indebtedness ranking pari passu with such Notes, such other Indebtedness, and (y) if the Company elects to do so, any Existing ARCO Chemical Debt, on a pro rata basis with the Notes, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth herein.

     To the extent that the aggregate amount of Notes (and any other pari passu Indebtedness subject to such Asset Sale Offer) tendered pursuant to such Asset Sale Offer is less than the Excess Proceeds, the Company may, subject to the other terms of the Indenture, use any remaining Excess Proceeds for general corporate purposes.

     If the aggregate principal amount of Notes surrendered by Holders thereof in connection with an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.

     Upon completion of the offer to purchase made under the Indenture, the amount of Excess Proceeds shall be reset at zero.

          (d) The Company will comply with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with any Asset Sale Offer.

     Section 4.10. Limitation on Affiliate Transactions. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on an arm's-length basis and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10 million, a Board Resolution set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $25 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that:

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          (i)    transactions or payments pursuant to any employment
     arrangements or employee, officer or director benefit plans or arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (ii) transactions between or among the Company and/or its Restricted Subsidiaries;

          (iii) any Restricted Payment permitted by Section 4.07 of the type described in clause (i) or (ii) of the first paragraph thereof;

          (iv) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

          (v) transactions entered into on an arm's-length basis in the ordinary course of business between the Company or any of its Restricted Subsidiaries and any Joint Venture;

          (vi) sales (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable and the provision of billing, collection and other services in connection therewith, in each case, to an Accounts Receivable Subsidiary in connection with any Receivables Facility; and

          (vii) transactions pursuant to any contract or agreement in effect on the date of the Indenture as the same may be amended, modified or replaced from time to time so long as any such contract or agreement as so amended, modified or replaced is, taken as a whole, no less favorable to the Company and its Restricted Subsidiaries than the contract or agreement as in effect on the date of the Indenture (as conclusively evidenced by a Board Resolution); in each case, shall not be deemed to be Affiliate Transactions and therefore not subject to the requirements of clauses (i) and (ii) of the initial sentence above.

     Section 4.11. Limitation on Liens. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom, unless all payments due under the Indenture and the Notes or the Subsidiary Guarantees are secured on an equal and ratable basis with the obligations so secured (or, if such obligations are subordinated by their terms to the Notes or the Subsidiary Guarantees, prior to the obligations so secured) until such time as such obligations are no longer so secured.

          (b) The Company and its Subsidiaries shall also comply with the provisions of Section 4.12(a) until such provisions cease to be in effect pursuant to Section 4.12(b).

     Section 4.12. Equal and Ratable Liens. (a) To the extent the Company or any Subsidiary of the Company grants a Lien upon any of its property or assets to secure the Existing Credit Facility Obligations, the Company or such Subsidiary, as the case may be, shall, contemporaneously with the granting of such Lien, secure the Indenture Obligations equally and ratably with the Existing Credit Facility Obligations secured by such Lien.

          (b) Notwithstanding the foregoing, from and after the date when all Liens granted in favor of the holders of Existing Credit Facility Obligations are released (and are not concurrently replaced with any new Liens on any asset of the Company or any of its Restricted Subsidiaries securing Existing Credit Facility Obligations), the provisions of this Section 4.12 will no longer apply. The provisions of Section 4.11 will, however, continue to apply.

     Section 4.13. No Amendment to Subordination Provisions. The Company will not amend, modify or alter the Senior Subordinated Notes Indenture in any way that would amend the subordination

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provisions of the Senior Subordinated Notes Indenture or any of the defined terms used therein in a manner that would be adverse to the holders of the Notes.

     Section 4.14. Repurchase of Notes upon a Change in Control. (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment") on a date that is not more than 90 days after the occurrence of such Change of Control (the "Change of Control Payment Date"). Within 30 days following any Change of Control, the Company will mail, or at the Company's request the Trustee will mail, a notice to each Holder offering to repurchase the Notes held by such Holder pursuant to the procedures specified in such notice.

          (b) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

          (c) On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered, and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

     The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such Note will be in a principal amount of $1,000 or an integral multiple thereof.

          (d) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the same or a higher purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     Section 4.15. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if: (a) the Company or such Restricted Subsidiary, as the case may be, could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a) (whether or not such covenant has ceased to be otherwise in effect pursuant to Section 4.18) and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.11 without securing the Notes; and (b) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value (as conclusively determined by the Board of Directors) of the property that is the subject of such Sale and Leaseback Transaction.

     Section 4.16. Limitation on Line of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

     Section 4.17. Limitation on Accounts Receivable Facilities. The Company may, and any of its Restricted Subsidiaries may, sell (including a sale in exchange for a promissory note of or an Equity Interest in such Accounts Receivable Subsidiary) at any time and from time to time, accounts receivable to

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any Accounts Receivable Subsidiary; provided that the aggregate consideration received in each such sale is at least equal to the aggregate fair market value of the receivables sold.

     Section 4.18. Limited Applicability of Covenants when Notes are Rated Investment-Grade. Notwithstanding the foregoing, the Company's and its Restricted Subsidiaries' obligations to comply with the provisions of Sections 4.06, 4.07, 4.08, 4.09, 4.10, 4.16, 4.17 and 4.22 will terminate and cease to have any further effect from and after the first date when the Notes are rated Investment Grade.

     Section 4.19. Existence. Subject to Articles 4 and 5 of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Subsidiary; provided that the Company shall not be required by this Section 4.19 to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the Company shall determine that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

     Section 4.20. Payment of Taxes and Other Claims. The Company will payor discharge and shall cause each of its Restricted Subsidiaries to payor discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all material taxes, assessments and governmental charges levied or imposed upon (i) the Company or any such Subsidiary, (ii) the income or profits of any such Subsidiary which is a corporation or (iii) the property of the Company or any such Subsidiary and (b) all material lawful claims for labor materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

     Section 4.21. Maintenance of Properties and insurance. The Company will cause all material assets necessary in the conduct of its business or the business of any of its Restricted Subsidiaries, to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and will cause to be made all necessary repairs, renewals and replacements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 4.21 shall prevent the Company or any such Subsidiary from discontinuing the use, operation or maintenance of any of such assets or disposing or abandoning of any of them, if such discontinuance, disposal or abandonment is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Subsidiary.

     The Company will maintain, and will cause each of its Restricted Subsidiaries to maintain (either in the Company's name or in such Subsidiary's own name) insurance on all their respective properties consistent with the insurance maintained on the Issue Date or otherwise in at least such amounts (with no materially greater risk retention) and against at least such risks as are usually maintained, retained or insured against in the same general area by companies of established repute owning similar properties in such area and engaged in the same or a similar business, in either case, to the extent available to the Company and its Restricted Subsidiaries on commercially reasonable terms.

     Section 4.22. Limitation on Issuance of Guarantees by Restricted Subsidiaries. (a) The Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to Guarantee or secure the payment of any other Indebtedness of the Company or any of its Restricted Subsidiaries (except Indebtedness of such Restricted Subsidiary or a Restricted Subsidiary of such Restricted Subsidiary) unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture in the form of Exhibit B hereto providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary and shall deliver an Opinion of Counsel to the Trustee pursuant to paragraph (c) below; provided that this paragraph shall not be applicable to (x) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not

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incurred in connection with, or in contemplation of, such Person's becoming a
Restricted Subsidiary, (y) Guarantees of Indebtedness of a Restricted Subsidiary that is a Foreign Subsidiary by a Restricted Subsidiary that is a Foreign Subsidiary or (z) the granting of Liens by a Joint Venture Subsidiary to secure Indebtedness under the Existing Credit Facility, the Existing Senior Secured Notes and the Notes. If the Notes are (A) pari passu with the Guaranteed Indebtedness, then the Subsidiary Guarantee shall be pari passu with, or senior to, the guarantee of such Guaranteed Indebtedness or (B) senior to the Guaranteed Indebtedness, then the Subsidiary Guarantee shall be senior to the guarantee of such Guaranteed Indebtedness at least to the extent that the Notes are senior to such Guaranteed Indebtedness.

          (b) Notwithstanding the foregoing, each Subsidiary Guarantee by a Restricted Subsidiary shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all the Company's and each Restricted Subsidiary's Capital Stock in such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) as provided in Section 5.03(b), (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee (or, in the case of the Subsidiary Guarantees of ARCO Chemical Technology, Inc., ARCO Chemical Technology, LP. and Lyondell Chemical Nederland, Ltd. issued on the Issue Date, the release or discharge of its Guarantee of Indebtedness under the Existing Credit Facility and the Existing Senior Secured Notes), except a discharge or release by or as a result of payment under such Guarantee, and (iii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Indenture.

          (c) The Opinion of Counsel described above shall be to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms (subject to customary exceptions).

     Section 4.23. Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates will, directly or indirectly, payor cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE 5

                     Consolidation, Merger or Sale of Assets

     Section 5.01. Consolidation, Merger or Sale of Assets by the Company. (a) The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, conveyor otherwise dispose of all or substantially all its assets in one or more related transactions, to another corporation, Person or entity unless:

          (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii) the corporation formed by or surviving any such consolidation or merger (if other than the Company) or the corporation to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the Notes, the Indenture and the Security Documents to which it is a party pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

          (iii) immediately after such transaction no Default or Event of Default exists; and

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          (iv)   the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) except with respect to a consolidation or merger of the Company with or into a Person that has no outstanding Indebtedness, will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a). The foregoing shall not prohibit the merger or consolidation of a Wholly Owned Restricted Subsidiary with the Company; provided that, in connection with any such merger or consolidation, no consideration (other than common stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company.

          (b) The Company will not lease all or substantially all its assets to another Person.

     Section 5.02.   Successor Company Substituted. (a) Except as provided in
Section 5.02(b), upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and the predecessor Company shall be released from all its obligations hereunder and under the Notes.

          (b) The sale, assignment, transfer, lease, conveyance or other disposition by the Company of all or substantially all its property or assets taken as a whole to one or more of the Company's Subsidiaries shall not relieve the Company from its obligations under the Indenture and the Notes.

     Section 5.03. Consolidation, Merger or Sale of Assets by a Subsidiary Guarantor. (a) No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

          (i) subject to the provisions of Section 5.03(b) below, the Person formed by or surviving any such consolidation or merger (if other than the Company or such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (iii) the Company would, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) except with respect to a consolidation or merger with a Person that has no outstanding Indebtedness, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in 4.06(a).

     All the Subsidiary Guarantees issued pursuant to clause (i) above shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all such Subsidiary Guarantees had been issued at the date of the execution hereof.

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          (b)  (i) The requirements of clauses (i) and (iii) of Section 5.03(a)
will not apply in the case of a consolidation with or merger with or into the Company and the requirements of clause (iii) of Section 5.03(a) will not apply in the case of a consolidation with or merger with or into another Subsidiary Guarantor.

          (ii) In the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all the Capital Stock of any Subsidiary Guarantor to any Person that is not an Affiliate of the Company permitted by the applicable provisions of the Indenture, such Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

     Section 5.04. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.03, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition referred to in Section 5.01 or
5.03 complies with the applicable provisions of this Indenture.

                                   ARTICLE 6

                                    Remedies

     Section 6.01. Events of Default. Each of the following constitutes an "Event of Default":

          (a) a default in the payment of interest or any Liquidated Damages on the Notes when due, which has continued for 30 days;

          (b) a default in the payment when due of principal of or premium on, any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

          (c)  the failure by the Company to comply with its obligations under
Article 5, Section 4.09 or Section 4.14;

          (d) the Company or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the Notes (other than (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

          (e) any default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or any Indebtedness for money borrowed Guaranteed by the Company or any of its Significant Subsidiaries if the Company or a Significant Subsidiary does not perform its payment obligations under such Guarantee within any grace period provided for in the documentation governing such Guarantee) and, whether such Indebtedness or Guarantee exists on the date of the indenture or is thereafter created, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or that has been so accelerated, aggregates $50 minion or more;

          (f) failure by the Company or any of its Significant Subsidiaries to pay a final judgment or final judgments aggregating in excess of $50 million, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

          (g) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar Jaw now or hereafter in effect, (ii) appointment of a receiver,

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liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all the property and assets of the Company or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (h) the Company or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all the property and assets of the Company or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors;

          (i) except as permitted by the Indenture, any Subsidiary Guarantee issued hereunder shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under the Subsidiary Guarantees issued thereunder; or

          (j) any of the Security Documents ceases to be in full force and effect, or any of the Security Documents ceases to give the holders of the Notes any of the Liens purported to be created thereby, or any of the Security Documents is declared null and void or the Company or any Restricted Subsidiary denies in writing that it has any further liability under any Security Document or gives written notice to such effect (in each case other than in accordance with the terms of this Indenture (including Section 14.01(b)) or the terms of the Existing Credit Facility or the Security Documents (including the cessation of effectiveness of any Security Document in connection with a release of all collateral covered thereby in accordance with the terms of this Indenture, the Existing Credit Facility, the Existing Senior Secured Note Indentures and such Security Document) or unless waived by the requisite lenders under the Existing Credit Facility if, after the waiver, the Company is in compliance with Section 4.12; provided that if a failure of the sort described in this clause (j) is susceptible of cure, no Event of Default shall arise under this clause (j) with respect thereto until 30 days after notice of such failure shall have been given to the Company by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes issued under the Indenture.

     Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company or any Subsidiary Guarantor) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders (the "Acceleration Notice")), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued but unpaid interest and Liquidated Damages, if any, on all the Notes to be due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest and Liquidated Damages, if any, shall be immediately due and payable. If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs with respect to the Company or any Subsidiary Guarantor, the principal of, premium, if any, accrued interest and Liquidated Damages, if any, on the Notes then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest and Liquidated Damages on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

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     Section 6.04.   Waiver of Past Defaults. The Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences under the Notes, if (i) all existing Events of Default, other than the nonpayment of the principal of and premium, if any, and interest and Liquidated Damages, if any, on such Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from the Holders.

     Section 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (a) the Holder gives the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in aggregate principal amount of Outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt thereof and the offer of security or indemnity; and

          (e) during such 60 day period, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes do not give the Trustee a direction inconsistent with the request.

     Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor for the whole amount of principal, premium, if any, and interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Liquidated Damages, if any, and such further amount as shall be sufficient to cover amounts due the Trustee under Section 7.08, including the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 6.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the

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Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.08. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.08 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article or receives any money from the Collateral Agent as the distribution of proceeds received upon realization of any Collateral, it shall pay out the money in the following order:

     First: to the Trustee, its agents and attorneys for amounts due under
Section 7.08, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Liquidated Damages, respectively; and

     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10 upon five Business Days prior notice to the Company.

     Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by Holders of more than 10% in aggregate principal amount of the then Outstanding Notes.

     Section 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 6.13. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or

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employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 6.14. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal of (or premium, if any), interest or Liquidated Damages, if any, on the Notes contemplated herein or in the Notes or that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                   The Trustee

     Section 7.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,

          (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of Section 7.01(a); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.06.

          (d) The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Sections 7.01 and 7.03.

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     Section 7.02.   Notice of Defaults. (a) Within 90 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Register, notice of such Default hereunder actually known to the Trustee unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium (if any) or interest and Liquidated Damages, if any, on, any Note, the Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of Responsible Officers of the Trustee determines that the withholding of such notice is not opposed to the interests of the Holders.

          (b) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any event or of any Default (except default in the payment of monies to the Trustee which are required to be paid to the Trustee on or before a specified date or within a specified time after receipt by the Trustee of a notice or a certificate which was in fact received), unless the Trustee shall receive from the Company or a Holder a notice stating that the same has occurred and is continuing, and specifying the same, and in the absence of such notice the Trustee may conclusively assume that the same does not exist, except as aforesaid.

     Section 7.03.   Certain Rights of Trustee. Subject to the provisions of
Section 7.01:

          (i) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order thereof, and any resolution of any Person's board of directors (or any committee thereof) shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate;

          (iii) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon the Officer's Certificates of the Company;

          (iv) the Trustee may consult with counsel of its selection and the written advice of such counselor any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (v) in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction;

          (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document;

          (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

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          (viii) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     Section 7.04. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company in connection with the registration of any Notes issued hereunder will be true and accurate subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof.

     Section 7.05. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company' use of the proceeds from the Notes, it shall not be responsible for any statement in the offering memorandum for the Notes or in the Indenture or the Notes (other than its certificate of authentication), the acts of a prior Trustee hereunder, or the determination as to which beneficial owners are entitled to receive any notices hereunder.

     Section 7.06. May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to
Section 7.09 and Section 7.14, may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

     Section 7.07. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

     Section 7.08.   Compensation and Reimbursement. The Company agrees:

          (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, damage, claims, liability or expense (including taxes, other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The Company' payment obligations pursuant to this Section 7.08 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section

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6.01(g) or 6.01(h), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

     Section 7.09. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, within 90 days the Trustee shall either eliminate such conflicting interest, apply to the SEC for permission to continue as Trustee with such conflicting interest, or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Original Notes and Additional Notes, or a trustee under any other indenture between the Company and the Trustee.

     Section 7.10. Corporate Trustee Required; Eligibility. (a) There shall at all times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $100,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 7.10 and to the extent permitted by the TIA, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 7.11. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.12.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 7.12 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 7.12 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If at any time:

          (i) the Trustee shall fail to comply with Section 7.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

          (ii) the Trustee shall cease to be eligible under Section 7.10 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (iii) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee, or (B) subject to Section 6.11, any Holder who has been a bona fide Holder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

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          (d)  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 7.12. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of
Section 7.12, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 7.12, then, subject to Section 6.11, any Holder who has been a bona fide Holder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (e) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.10. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Section 7.12. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

          (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.

          (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

     Section 7.13. Merger, Conversion, Consolidation or Succession to Business. (a) Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this
Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

     Section 7.14. Preferential Collection of Claims Against the Company. (a) If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

     Section 7.15. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or

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execution of a certificate of authentication) by such Authenticating Agent. An
Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                                    ARTICLE 8

              Holders' List and Reports by Trustee and the Company

     Section 8.01. The Company to Furnish Trustee Names and Addresses of Holders; Stock Exchange Listing. (a) The Company will furnish or cause to be furnished to the Trustee

          (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished pursuant to this Section 8.01.

          (b) The Company will promptly notify the Trustee when any Notes are listed on any stock exchange and of any delisting thereof.

     Section 8.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in Section 8.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar; provided, however, that if and so long as the Trustee shall be the Registrar, the Register shall satisfy the requirements relating to such list. None of the Company, the Trustee or any other Person shall be under any responsibility with regard to the accuracy of such list. The Trustee may destroy any list furnished to it as provided in Section 8.01 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.

          (c) Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

     Section 8.03. Reports by Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the TIA, the Trustee shall, within 60 days after each May 15, following the date of this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a). A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which any Notes are listed, with the SEC and with the Company.

                                    ARTICLE 9

                         Amendment, Supplement or Waiver

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     Section 9.01.   Without Consent of the Holders. (a) Without the consent of any Holder, the Company and the Trustee may enter into one or more indentures supplemental hereto, for any of the following purposes:

          (i)    to cure any ambiguity, omission, defect or inconsistency,

          (ii) to provide for the assumption by a successor of the obligations of the Company under this Indenture,

          (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code,

          (iv) to add Subsidiary Guarantees with respect to the Notes, to grant a Lien under this Indenture to the Trustee as security for the Notes, to confirm and evidence the release, termination or discharge of any Subsidiary Guarantee or any such Lien with respect to or securing the Notes when such release, termination or discharge is permitted under this Indenture,

          (v) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company,

          (vi) to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture,

          (vii) to make any change that does not adversely affect the rights of any Holder under the Notes or this Indenture, or

          (viii) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA or otherwise.

     Section 9.02. With Consent of Holders. (a) Subject to Section 6.07, the Company, the Trustee and (if applicable) any Subsidiary Guarantor may amend or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, and any past Default or compliance with any provisions may also be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes.

          (b) Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not (with respect to any Notes held by a non-consenting Holder):

          (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note,

          (ii) reduce the principal amount of or premium, if any, or interest or Liquidated Damages, if any, on any Note,

          (iii) reduce any amount payable on redemption of the Notes or upon the occurrence of an Event of Default or reduce the Change of Control Payment or the amount to be paid in connection with an Asset Sale Offer,

          (iv) change the place or currency of payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on any Note,

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          (v)    impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note,

          (vi) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture,

          (vii) waive a default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except as set forth in Section 6.04),

          (viii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with provisions of the Indenture or for waiver of Defaults,

          (ix) modify or change any provision of the Indenture affecting the ranking of the Notes or the Subsidiary Guarantees in a manner adverse to the Holders of the Notes,

          (x) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture other than in accordance with the provisions of the Indenture, or amend or modify any provision relating to such release, or

          (xi) directly or indirectly release the Liens created by the Security Documents on all or substantially all the Collateral (other than in accordance with the terms of the Existing Credit Facility or the Security Documents or with the consent of the requisite lenders under the Existing Credit Facility if, after such consent, the Company is in compliance with Section 4.12).

          (c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          (d)    After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or the effectiveness of any such amendment, supplement or waiver.

     Section 9.03. Execution of Amendments, Supplements or Waivers. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver has been duly authorized, executed and delivered by the Company and that such amendment, supplement or waiver is a valid and binding agreement of the Company, enforceable against it in accordance with its terms (subject to customary exceptions).

     Section 9.04. Revocation and Effect of Consents. (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph of this Section 9.04, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note by notice to the Trustee or the Company received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Company may, but shall not be obligated to, fix a record date for

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the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in Section 1.08.

          (b) After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(i) through (viii) of Section 9.02(b). In that case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of such Note or any Note that evidences all or any part of the same debt as the consenting Holder's Note.

     Section 9.05. Conformity with TIA. (a) Every amendment or supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

     Section 9.06. Notation on or Exchange of Notes. (a) If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (if required by the Company and in accordance with the specific direction of the Company) request the Holder to deliver its Note to the Trustee. The Trustee shall (if required by the Company and in accordance with the specific written direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                                   ARTICLE 10

                               Redemption of Notes

     Section 10.01. Right of Redemption. The Notes will not be redeemable at the option of the Company prior to June 1, 2008. Thereafter, the Notes will be redeemable, at the option of the Company, in whole or in part, at any time or from time to time on and prior to maturity. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address in accordance with Section 10.05. The Notes will be so redeemable at the following Redemption Prices (expressed as a percentage of principal amount on the relevant Redemption Date), plus accrued and unpaid interest and Liquidated Damages, if any, to the relevant Redemption Date, if redeemed during the twelve-month period commencing on June 1 of the years set forth below:

Year                                       Redemption Price
--------------------------------------     ----------------
2008..................................              105.250%
2009..................................              103.500%
2010..................................              101.750%
2011 and thereafter...................              100.000%

     Section 10.02. Applicability of Article. Redemption or purchase of Notes as permitted by Section 10.01 shall be made in accordance with this
Article 10.

     Section 10.03. Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Company of the Notes, the Company shall, at least 30 days prior to the Redemption Date initially fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

     Section 10.04. Selection by Trustee of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made not more than 60 days prior to the Redemption Date by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or

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by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part.

          (a) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the portion of the principal amount thereof to be redeemed. On and after the Redemption Date, interest and Liquidated Damages will cease to accrue on Notes or portions thereof called for redemption.

          (b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Note that has been or is to be redeemed.

     Section 10.05. Notice of Redemption. (a) Notice of redemption or purchase as provided in Section 10.01 shall be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notice to each Holder of Notes to be redeemed, at its registered address as recorded in the Register, not later than 30 nor more than 60 days prior to the Redemption Date.

     Any such notice shall state:

          (i)    the expected Redemption Date,

          (ii)   the Redemption Price,

          (iii) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Notes to be redeemed,

          (iv) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed, and that, unless the Company default in making such redemption payment or any Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest and Liquidated Damages thereon shall cease to accrue from and after said date,

          (v) the place or places where such Notes are to be surrendered for payment of the Redemption Price and the name and address of the Paying Agent or Paying Agents,

          (vi) the CUSIP and other security identification numbers, if any, subject to Section 3.12 hereof, and

          (vii) the section of this Indenture pursuant to which the Notes are to be redeemed.

     Notices of redemption may not be conditional.

          (b) Notice of such redemption or purchase of Notes to be so redeemed or purchased at the election of the Company shall be given by the Company or, at the written request of the Company delivered at least five Business Days prior to the date proposed for the mailing of such notice, by the Trustee in the name and at the expense of the Company; provided that such notice to the Trustee may be revoked by the Company by written notice delivered to the Trustee prior to the date proposed for the mailing of the notice of such redemption to the Holders.

          (c) The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

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     Section 10.06.  Deposit of Redemption Price. On or prior to 10:00 a.m., New
York City time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section
4.03) an amount of money sufficient to pay the Redemption Price of, and any accrued and unpaid interest and Liquidated Damages, if any, on, all the Notes or portions thereof which are to be redeemed on that date.

     Section 10.07. Notes Payable on Redemption Date. (a) Notice of redemption having been given as provided in this Article 10, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price herein specified and from and after such date (unless Company shall default in the payment of the Redemption Price or any Paying Agent is prohibited from paying the Redemption Price pursuant to the terms of this Indenture) such Notes shall cease to bear interest and Liquidated Damages. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid by the Company at the Redemption Price. Installments of interest and Liquidated Damages, if any, whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of
Section 3.07.

          (b) On and after any Redemption Date, if money sufficient to pay the Redemption Price of and any accrued and unpaid interest and Liquidated Damages on Notes called for redemption shall have been made available in accordance with Section 10.06, the Notes (or the portions thereof) called for redemption will cease to accrue interest and Liquidated Damages and the only right of the Holders of such Notes (or portions thereof) will be to receive payment of the Redemption Price of, and subject to the last sentence of Section 10.07(a), any accrued and unpaid interest and Liquidated Damages, if any, on such Notes (or portions thereof) to the Redemption Date. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest and Liquidated Damages from the Redemption Date at the rate borne by the Note (or portion thereof).

     Section 10.08. Notes Redeemed in Part. Any Note that is to be redeemed only in part shall be surrendered at a Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                   ARTICLE 11

                           Satisfaction and Discharge

     Section 11.01. Satisfaction and Discharges of Indenture. (a) This Indenture shall cease to be of further effect (except as to any surviving rights of transfer or exchange of Notes herein provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (i)    either

                 (A) all Notes theretofore authenticated and delivered (other than (y) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.06, and (z) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.03) have been delivered to the Trustee canceled or for cancellation; or

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                 (B)  all such Notes not theretofore delivered to the Trustee canceled or for cancellation

                      (x)  have become due and payable, or

                      (y) will become due and payable at their Stated Maturity within one year, or

                      (z) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

          (ii) the Company has irrevocably deposited or caused to be deposited with the Trustee an amount in United States dollars, U.S. Government Obligations, or a combination thereof, sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee canceled or for cancellation, for principal (and premium, if any) and interest and Liquidated Damages to the date of such deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

          (iii) the Company has paid or caused to be paid all other sums then payable hereunder by the Company; and

          (iv) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each to the effect that all conditions precedent provided for in this Section 11.01 relating to the satisfaction and discharge of this Indenture have been complied with; provided that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii);

          (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.08 and, if money shall have been deposited with the Trustee pursuant to clause (ii) of
Section 11.01(a), the obligations of the Trustee under Section 11.02, shall survive.

     Section 11.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 4.03, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest and Liquidated Damages on the Notes; but such money need not be segregated from other funds except to the extent required by law.

                                   ARTICLE 12

                       Defeasance and Covenant Defeasance

     Section 12.01. Option of the Company to Effect Defeasance or Covenant Defeasance. The Company may at its option by a Board Resolution, at any time, elect to have either Section 12.02 or Section 12.03 applied to the Outstanding Notes upon compliance with the conditions set forth below in this Article 12.

     Section 12.02. Legal Defeasance and Discharge. Upon the exercise by the Company under Section 12.01 of the option applicable to this Section 12.02, the Company shall be deemed to have been discharged from any and all Obligations with respect to all Outstanding Notes (and any Subsidiary Guarantor will be discharged from any and all Obligations in respect of its Subsidiary Guarantee) on the date which is the 123rd day after the deposit referred to in Section 12.04(a); provided that all of the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal

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Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
12.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) of this Section 12.02, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 12.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due, (ii) the obligations of the Company with respect to such Notes under Sections 1.06, 2.03, 3.03, 3.04, 3.05, 3.06, 3.13, 3.14, 4.01,
4.02, 4.03 and 12.05 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 7.08 hereof, and the obligations of the Company in connection therewith and with this Article 12. Subject to compliance with this Article 12, the Company may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03 hereof with respect to the Notes.

     Section 12.03.  Covenant Defeasance. Upon the exercise by the Company under
Section 12.01 of the option applicable to this Section 12.03, the Company shall be released from its obligations under the covenants contained in Sections 4.06 through Section 4.18, Section 4.22, Article 14 and clause (iv) of Section 5.01(a) hereof with respect to the Outstanding Notes and no Default under
Section 6.01(e), (f) and (g) shall thereafter constitute a Default or Event of Default on the date which is the 123rd day after the deposit referred to in
Section 12.04(a); provided that all of the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c) or (d), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

     Section 12.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to application of either Section 12.02 or Section 12.03 to the Outstanding Notes:

          (a) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (i) the principal of, premium, if any, and accrued interest and Liquidated Damages, if any, on the Notes when such payments are due in accordance with the terms of this Indenture and the Notes or (ii) in the case of Legal Defeasance, accrued interest and Liquidated Damages, if any, on the Notes through a scheduled redemption date and the principal of, and premium on the Notes on such redemption date; provided that, at the time of deposit, the Company irrevocably authorize the Trustee to issue a timely notice of redemption and to take such other steps reasonably requested by the Trustee to ensure that such redemption will be effectuated;

          (b) in the case of an election under Section 12.02, the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise by the Company of its option under this Article 12 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable Federal income tax law after the date of this Indenture such that a ruling is no longer required or (y) a ruling directed to the Trustee received

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from the Internal Revenue Service to the same effect as the aforementioned
Opinion of Counsel and (ii) an Opinion of Counsel to the effect that, as a result of the creation of the defeasance trust, the Company will not be required to register under the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law or any comparable provision of applicable law;

          (c) in the case of an election under Section 12.03, the delivery by the Company to the Trustee of (i) an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (ii) an Opinion of Counsel to the effect that, as a result of the creation of the defeasance trust, the Company will not be required to register under the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of
Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law or any comparable provision of applicable law;

          (d) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound;

          (e) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge;

          (f) the Company shall have delivered to the Trustee Officer's Certificates stating that the deposit made by the Company pursuant to its election under Sections 12.02 or 12.03 was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (g) the Company shall have delivered to the Trustee Officer's Certificates and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section
12.02 or the Covenant Defeasance under Section 12.03 (as the case may be) have been complied with as contemplated by this Section 12.04.

     Section 12.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 12.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal of, premium, if any, and interest and Liquidated Damages, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 12.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

     Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in
Section 12.04 hereof which, in the opinion of a nationally recognized firm of

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independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.04(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     Section 12.06. Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest and Liquidated Damages on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest and Liquidated Damages has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     Section 12.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.02 or 12.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 until such time as the Trustee or Paying Agent is permitted to apply all such amounts in accordance with Section 12.02 or 12.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest and Liquidated Damages on any Note following the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holder of such Note to receive such payment from the amounts held by the Trustee or Paying Agent.

                                   ARTICLE 13

                              Subsidiary Guarantees

     Section 13.01.  The Guarantees. (a) Subject to the provisions of this
Article 13, each Subsidiary Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, the full and punctual payment (whether at Stated Maturity, upon acceleration, optional redemption, upon repurchase following a Change of Control Offer or an Asset Sale Offer or otherwise) of the principal of and premium, if any, and interest and Liquidated Damages, if any, on, and all other amounts payable under, each Note provided for under this Indenture, and the full and punctual payment of all other amounts payable by the Company under this Indenture. Upon failure by the Company to pay punctually any such amount, each Subsidiary Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

     Section 13.02. Guarantee Unconditional. The obligations of the Subsidiary Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall, to the fullest extent permitted by law, not be released, discharged or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;

          (b) any modification or amendment of or supplement to this Indenture or any Note; provided that any such modification which increases the obligations of each Subsidiary Guarantor hereunder shall not be effective as to such Subsidiary Guarantor without its consent;

          (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Company or any Subsidiary Guarantor hereunder;

          (d) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

          (e) the existence of any claim, set-off or other rights which the Subsidiary Guarantors may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (f) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest and Liquidated Damages on any Note or any other amount payable by the Company under this Indenture; or

          (g) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Subsidiary Guarantor's obligations hereunder.

     Section 13.03. Discharge; Reinstatement. The Subsidiary Guarantors' obligations hereunder shall remain in full force and effect until the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes and all other amounts payable by the Company under this Indenture shall have been paid in full. If at any time any payment of the principal of, premium, if any, or interest and Liquidated Damages, if any, on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Subsidiary Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     Section 13.04. Waiver by the Subsidiary Guarantors. The Subsidiary Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

     Section 13.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article 13, the Subsidiary Guarantor making such payment shall be subrogated to the rights of the payee against the Company with respect to such obligation; provided that such Subsidiary Guarantor shall not enforce either (i) any right to receive payment by way of subrogation against the Company or against any direct or indirect security for such obligation, or any other right to be reimbursed, indemnified or exonerated by or for the account of the Company in respect thereof or (ii) any right to receive payment, in the nature of contribution or for any other reason, from any other Subsidiary Guarantor with respect to such payment, in each case so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

     Section 13.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture shall nonetheless be payable by the Subsidiary Guarantors hereunder forthwith on demand by the Trustee or the Holders.

     Section 13.07. Limits of Guarantees. Notwithstanding anything to the contrary in this Article 13, each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Article 13 shall be limited to the maximum amount that would not render such Subsidiary Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

     Section 13.08. Execution and Delivery of Note Guarantee. To evidence its Subsidiary Guarantee set forth in Section 13.01, each Subsidiary Guarantor hereby agrees that this Indenture (or a supplemental indenture in the form of Exhibit B hereto) shall be executed on behalf of such Subsidiary Guarantor by one of its Officers.

     The signature of an Officer of a Subsidiary Guarantor on the Indenture shall bind such Subsidiary Guarantor, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of any Note or did not hold such office at the date of such Note.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

                                   ARTICLE 14

                              Security Arrangements

     Section 14.01. Security. (a) In order to secure the Indenture Obligations equally and ratably with the Existing Credit Facility Obligations and Obligations in respect of the Existing Senior Secured Notes and, with respect to certain of the Collateral, the Existing ARCO Chemical Debt, the Company will, and will cause each of its Restricted Subsidiaries named in any Existing Security Document as a party thereto, to execute and deliver to the Collateral Agent prior to the Issue Date each Existing Security Document to which it is a party. The Company and its Restricted Subsidiaries shall comply with all covenants and agreements contained in the Security Documents the failure to comply with which would have a material and adverse effect on the Liens purported to be created thereby, unless such failure to comply is waived by the requisite lenders under the Existing Credit Facility if, after that waiver, the Company is in compliance with Section 4.12.

          (b) The Trustee and each holder of each Note by its acceptance of that Note acknowledges and agrees that:

          (i) this Indenture, as originally executed and delivered by the parties hereto, does not create any Lien on any property or securities which secures the Indenture Obligations or this Indenture;

          (ii) the Existing Security Documents, when executed and delivered by the parties thereto, will comply with the provisions of Section 4.12;

          (iii) the Existing Security Documents provide, and any Security Document that becomes effective after the Issue Date, may provide, that the Liens created thereby or thereunder automatically will be released and extinguished with respect to any property or security that is transferred or otherwise disposed of in accordance with the terms of the Existing Credit Facility, including any property or security that is the subject of a Major Asset Sale and is transferred to a Subject Asset Transferee;

          (iv) without the necessity of any consent of or notice to the Trustee or any holder of Indenture Obligations, the Company and the Collateral Agent may amend, modify, supplement or terminate any Security Document as long as the Company remains in compliance with Section 4.12;

          (v) as among the Trustee and the holders of Indenture Obligations and the lenders under the Existing Credit Facility and the Collateral Agent, those lenders and the Collateral Agent will have the sole ability to control and obtain remedies with respect to all Collateral (including on sale or liquidation of any Collateral after acceleration of the Notes, the Existing Senior Secured Notes, the Existing Credit Facility Obligations or the Existing ARCO Chemical Debt) without the necessity of any consent of or notice to the Trustee or any such holder;

          (vi) any or all Liens granted under the Security Documents for the benefit of the Holders will be automatically released, without the necessity of any consent of the Trustee or any Holders, upon a release of such Lien or Liens pursuant to the terms of the Security Documents and the Existing Credit Facility or if such release is approved by the requisite lenders under the Existing Credit Facility;

          (vii) the relative rights of the holders of Indenture Obligations and the holders of Indebtedness or other obligations secured by Liens on the Collateral are governed by, and are subject to the terms and conditions of, the Security Documents and not this Indenture; and

          (viii) without the necessity of any consent of or notice to the Trustee or any holder of Indenture Obligations, the Company may, on behalf of itself or any of its Restricted Subsidiaries, request and instruct the Collateral Agent to, on behalf of each secured party under the Security Documents, (A) execute and deliver to the Company, for the benefit of any Person, such release documents as the Company may reasonably request, of all liens and security interests held by the Collateral Agent in such assets, and such Person shall be entitled to rely conclusively on such release document, and (B) deliver any such assets in the possession of the Collateral Agent to the Company.

     Section 14.02. Notice of Payment, Discharge or Defeasance. The Trustee and each Holder, by its acceptance of a Note, agree that upon the payment in full or discharge pursuant to Article 11 of the Indenture Obligations, the Trustee shall without notice to or consent of any Holder, upon the written request of the Company, certify to the Collateral Agent, in writing, that the Indenture Obligations have been paid in full, or that this Indenture has been discharged in accordance with Article 11.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                        LYONDELL CHEMICAL COMPANY


                                        By:       /s/  KAREN A. TWITCHEL
                                           ------------------------------------
                                                    Karen A. Twitchell
                                               Vice President and Treasurer


                                        ARCO CHEMICAL TECHNOLOGY, INC., as a
                                        Subsidiary Guarantor


                                        By:       /s/  FRANCIS P. MCGRAIL
                                           ------------------------------------
                                                    Francis P. McGrail
                                                        President


                                        ARCO CHEMICAL TECHNOLOGY, LP., as a
                                        Subsidiary Guarantor


                                        By: ARCO Chemical Technology Management,
                                            Inc.,  its General Partner


                                        By:       /s/  FRANCIS P. MCGRAIL
                                           ------------------------------------
                                                    Francis P. McGrail
                                                  President and Treasurer


                                        LYONDELL CHEMICAL NEDERLAND, LTD., as
                                        a Subsidiary Guarantor


                                        By:         /s/  MORRIS GELB
                                           ------------------------------------
                                                      Morris Gelb
                                                       President

                                        THE BANK OF NEW YORK, as Trustee


                                        By:         /s/  VAN K. BROWN
                                           ------------------------------------
                                                       Van K. Brown
                                                      Vice President

                                                                       EXHIBIT A

                                 [FORM OF NOTE]

                            LYONDELL CHEMICAL COMPANY

                      10 1/2% Senior Secured Note due 2013

No.                                                [CUSIP/CINS] No.
   --------------                                                  ------------
                                                   $
                                                    -------------

     LYONDELL CHEMICAL COMPANY, a Delaware corporation (the "Company", which term includes any successor Persons under the Indenture hereinafter referred
to), for value received promises to pay to ____________ or its registered assigns, the principal sum of ________________________ Dollars ($___________)
[or such other amount as indicated on the Schedule of Exchanges of Securities attached hereto]/1/, on June 1,2013.

     Interest Rate:                10 1/2% per annum.

     Interest Payment Dates:       June 1 and  December  1 of each year
                                   commencing  December  1, 2003.

     Regular Record Dates:         May 15 and November 15 of each year.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

----------
/1/  To be included in any Global Note

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                        LYONDELL CHEMICAL COMPANY


                                        By:  /s/
                                           ------------------------------------

                (Form of Trustee's Certificate of Authentication)

     This is one of the 10 1/2% Senior Secured Notes due 2013 referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK, as Trustee


                                        By:  /s/
                                           ------------------------------------
                                                   Authorized Signatory
Dated:
      ---------------

                             [REVERSE SIDE OF NOTE]

                            LYONDELL CHEMICAL COMPANY

                      10 1/2% Senior Secured Note due 2013

     (1) Principal and Interest. The Company agrees to pay the principal of this Note on June 1, 2013.

     The Company agrees to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 10 1/2% per annum.

     Interest will be payable semi-annually (to the Holders of record of the Notes (or any predecessor Notes) at the close of business on the Regular Record Date immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing December 1, 2003.

     [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated May 20, 2003, among the Company, the Subsidiary Guarantors party thereto and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that (i) the Company and the Subsidiary Guarantors fail to file an Exchange Offer Registration Statement with the SEC on or prior to the 100th day after the Issue Date, (ii) the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 210th day after the Issue Date, (iii) the Exchange Offer is not consummated on or before the 30th business day after the Exchange Offer Registration Statement is declared effective, (iv) the Company and the Subsidiary Guarantors are obligated to file the Shelf Registration Statement and fail to file the Shelf Registration Statement with the SEC on or prior to the 100th day after such filing obligation arises, (v) the Company and the Subsidiary Guarantors are obligated to file a Shelf Registration Statement and the Shelf Registration Statement is not declared effective on or prior to the 210th day after the obligation to file a Shelf Registration Statement arises, or (vi) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Notes during the periods specified in the Registration Rights Agreement, for such time of non-effectiveness or non-usability (each, a "Registration Default"), the Company and the Subsidiary Guarantors agree to pay to the Holder of this Note, if affected thereby, liquidated damages ("Liquidated Damages") in an amount equal to $0.05 per week per $1,000 in principal amount of this Note for each week or portion thereof that the Registration Default continues for the first 90 day period immediately following the occurrence of such Registration Default. The amount of the Liquidated Damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Notes with respect to each subsequent 90 day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.25 per week per $1,000 in principal amount of Notes. The Company and the Subsidiary Guarantors shall not be required to pay Liquidated Damages for more than one Registration Default at any given time.

     Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.]/2/

     Interest on this Note will accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in exchange herefor]/3/ or, if no interest has been paid, from May 20, 2003; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
----------
/2/  Include only for Initial Note.
/3/  Include only for Exchange Note.

     The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest and Liquidated Damages, to the extent lawful, at a rate per annum equal to 1% per annum in excess of the rate of interest applicable to the Notes.

     (2) Method of Payment. The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each June 1 and December 1, beginning December 1, 2003 to the Persons who are Holders (as reflected in the Register at the close of business on the May 15 and November 15 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after June 1, 2013.

     The Company will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments (including principal, premium, if any, and interest and Liquidated Damages, if any) in respect of the Notes represented by the Global Notes, the Holders of which have given wire transfer instructions on or prior to the relevant record date, shall be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Physical Notes, the Company will make all payments of principal, premium, if any, and interest and Liquidated Damages, if any, at the office or agency maintained by the Company for such purposes in The City of New York or, at the Company's option, by mailing a check to each such Holder's registered address. If a payment date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

     (3) Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

     (4) Indenture; Limitations. The Company issued the Notes under an Indenture dated as of May 20, 2003 (the "Indenture"), among the Company, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

     The Notes are secured senior obligations of the Company. The Indenture limits the initial aggregate principal amount of the Notes to $325,000,000 but permits the issuance of Additional Notes subject to compliance with certain conditions and covenants contained in the Indenture and except as may be limited by applicable law.

     (5) Optional Redemption. The Notes may be redeemed at the option of the Company, in whole or in part, at any time and from time to time, on or after June 1, 2008, at the following Redemption Prices (expressed in percentages of principal amount on the relevant Redemption Date), plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, if redeemed during the 12-month period commencing June 1 of each of the years set forth below:

       Year                     Redemption Price
-----------------------------   ----------------
2008 ........................            105.250%
2009 ........................            103.500%
2010 ........................            101.750%
2011 and thereafter..........            100.000%

     If less than all the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part.

     Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Liquidated Damages, if any, cease to accrue on Notes or portions of them called for redemption.

     (6) Repurchase upon a Change in Control and Sale of Assets. Upon the occurrence of (a) a Change in Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase and (b) an Asset Sale, the Company may be obligated to make an offer to purchase on a pro rata basis from the Holders the Notes with the Excess Proceeds of such Asset Sales at a purchase price equal to 100% of the principal amount of such Notes plus accrued interest and Liquidated Damages, if any, to the date of purchase.

     (7) Denominations; Transfer; Exchange. The Notes are in fully registered form without coupons, in denominations of $1,000 and any integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

     (8) Persons Deemed Owners. A Holder may be treated as the owner of a Note for all purposes.

     (9) Unclaimed Money. If money for the payment of principal, premium, if any, or interest and Liquidated Damages, if any, remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     (10) Discharge Prior to Redemption or Maturity. If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of and premium, if any, and accrued interest and Liquidated Damages on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to redemption or maturity, the Company will be discharged from certain covenants set forth in the Indenture.

     (11) Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders or a majority in aggregate principal amount of the Notes then Outstanding. Without notice to or the consent of any Holder, the parties thereto may amend the Indenture or the Notes to the extent set forth in the Indenture.

     (12) Restrictive Covenants. The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters:
(i) Indebtedness; (ii) Restricted Payments; (iii) distributions from Restricted Subsidiaries and Joint Ventures; (iv) sales of assets; (v) transactions with

Affiliates; (vi) Liens; (vii) no amendment to subordination provisions; (viii) repurchase of Notes upon a Change in Control; (ix) Sale and Leaseback Transactions; (x) Subsidiary Guarantees; and (xi) consolidation, merger and sale of assets. Within 120 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

     (13) Successor Persons. When a successor person or other entity (other than a Subsidiary of the Company) assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

     (14) Remedies for Events of Default. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) of the Indenture that occurs with respect to the Company or a Subsidiary Guarantor) occurs and is continuing under this Indenture, then in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written request of such Holders shall, declare the principal of, premium, if any, and accrued interest and Liquidated Damages, if any, on all of the Outstanding Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest and Liquidated Damages, if any, shall be immediately due and payable. If an Event of Default specified in Section 6.01(g) or (h) of the Indenture occurs with respect to the Company or a Subsidiary Guarantor, the principal of, premium, if any, and accrued interest and Liquidated Damages, if any, on the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in aggregate principal amount of the Outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the recission would not conflict with any judgment or decree of a court of competent jurisdiction.

     Holders may not enforce the Indenture, the Notes or the Subsidiary Guarantees except as provided in the Indenture. The Trustee may require security or indemnity satisfactory to it before it enforces the Indenture, the Notes or the Subsidiary Guarantees. The Holders of at least a majority in aggregate principal amount of the Notes then Outstanding may direct the Trustee in the exercise of any trust or power in accordance with the terms of the Indenture.

     (15) Security. In order to secure the Indenture Obligations, the Company and certain of its Restricted Subsidiaries have entered into the Security Documents. The Indenture Obligations shall be secured by Liens on the Collateral in accordance with the terms and provisions of the Security Documents. The Indenture requires that Holders of the Notes be granted a lien equally and ratably with any lien granted on additional assets to secure the holders of Existing Credit Facility Obligations subsequent to the Issue Date. Each Holder of this Note, by accepting the same, agrees that (i) the Existing Security Documents provide, and any Security Document that becomes effective after the Issue Date, may provide, that the Liens created thereby or thereunder automatically will be released and extinguished with respect to any property or security that is transferred or otherwise disposed of in accordance with the terms of the Existing Credit Facility, including any property or security that is the subject of a Major Asset Sale and is transferred to a Subject Asset Transferee; (ii) without the necessity of any consent of or notice to the Trustee or any holder of Indenture Obligations, the Company and the Collateral Agent may amend, modify, supplement or terminate any Security Document as long as the Company remains in compliance with the Indenture; (iii) as among the Trustee and the holders of Indenture Obligations and the lenders under the Existing Credit Facility and the Collateral Agent, those lenders and the Collateral Agent will have the sole ability to control and obtain remedies with respect to all Collateral (including on sale or liquidation of any Collateral after acceleration of the Notes, the Existing Senior Secured Notes, the Existing Credit Facility Obligations or the Existing ARCO Chemical Debt) without the necessity of any consent of or notice to the Trustee or any such holder; (iv) any or all Liens granted under the Security Documents for the benefit of the Holders will be automatically released, without the necessity of any consent of the Trustee or the Holders, upon a release of such Lien or Liens pursuant to the terms of the Security Documents and the Existing Credit Facility or if such release is approved by the requisite lenders under the Existing Credit

Facility; (v) the relative rights of the holders of Indenture Obligations and the holders of Indebtedness or other obligations secured by Liens on the Collateral are governed by, and are subject to the terms and conditions of, the Security Documents and not this Indenture; and (vi) without the necessity of any consent of or notice to the Trustee or any holder of Indenture Obligations, the Company may, on behalf of itself or any of its Restricted Subsidiaries, request and instruct the Collateral Agent to, on behalf of each secured party under the Security Documents, (A) execute and deliver to the Company, for the benefit of any Person, such release documents as the Company may reasonably request, of all liens and security interests held by the Collateral Agent in such assets, and such Person shall be entitled to rely conclusively on such release document, and
(B) deliver any such assets in the possession of the Collateral Agent to the Company. From and after the date when all liens granted in favor of the holders of Existing Credit Facility Obligations are released, the provisions regarding security described above will no longer apply.

     (16) Subsidiary Guarantees. Each Subsidiary Guarantor irrevocably and unconditionally guarantees, jointly and severally, on a senior basis, the full and punctual payment (whether at Stated Maturity, upon acceleration, optional redemption, upon repurchase following a Change of Control Offer or an Asset Sale Offer or otherwise) of the principal of, premium, if any, and interest and Liquidated Damages, if any, on, and all other amounts payable under, this Note provided for under this Indenture, and the full and punctual payment of all other amounts payable by the Company under the Indenture; provided that, notwithstanding anything to the contrary herein, the aggregate amount of the Obligations guaranteed under the Indenture by any Subsidiary Guarantor shall be limited in amount to the maximum amount that would not render such Subsidiary Guarantor's obligations subject to avoidance under the applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of any applicable state law.

     (17) Additional Subsidiary Guarantees. If any of the Company's Restricted Subsidiaries shall Guarantee or secure the payment of any other Indebtedness of the Company or any of its Restricted Subsidiaries, then, subject to certain exceptions specified in the Indenture, such Restricted Subsidiary shall become a Subsidiary Guarantor by executing a supplemental indenture.

     (18) Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

     (19) Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on this Note.

     (20) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), COST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

     (21) Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any principles of conflict of laws to the extent that the application of the law of another jurisdiction is required thereby.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company, One Houston Center, Suite 700, 1221 McKinney, Houston, Texas 77010; Attention: General Counsel.

                            [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

---------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee)

--------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------
attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
             ON ALL CERTIFICATES BEARING A PRIVATE PLACEMENT LEGEND]

     In connection with any transfer of this Note occurring prior to ________________, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                    Check One

     (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder and the certificate attached hereto has been completed. [ ]

     (b) this Note is being transferred in compliance with Regulation S under the Securities Act and a certificate in the form specified by the Indenture is being furnished herewith. [ ]

     (c) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder. [ ]

     (d)  this Note is being transferred to the Company. [ ]

                                       or

     (e) this Note is being transferred other than in accordance with (a), (b) or (d) above, and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture. [ ]

     If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 3.13 and 3.14 of the Indenture shall have been satisfied.

Date:
     ----------------------

                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:
                     ------------------------

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule

144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ---------------------
                                        ----------------------------------------
                                        To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Note purchased by the Company pursuant to Section
4.09 or Section 4.14 of the Indenture, check the box: [ ]

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.09 or Section 4.14 of the Indenture, state the amount (in original principal amount) below:

     $
      --------------------------

     Date:
          ----------------------

     Your Signature:
                    -------------------------

     (Sign exactly as your name appears on the other side of this Note)

     Signature Guarantee:
                          -------------------

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       SCHEDULE OF EXCHANGES OF SECURITIES

     The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

               Amount of         Amount of      Principal amount
              decrease in       increase in      of this Global    Signature of
            principal amount  principal amount   Note following     authorized
Date of      of this Global    of this Global    such decrease      officer of
Exchange          Note              Note         (or increase)       Trustee

                                                                       EXHIBIT B
                             SUPPLEMENTAL INDENTURE

                       dated as of ________________, ____

                                      among

                           LYONDELL CHEMICAL COMPANY,

                                   as Company

                             [SUBSIDIARY GUARANTORS]

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                              ---------------------

                      10 1/2% Senior Secured Notes due 2013

     THIS SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), entered into as of ___________________, ____, among LYONDELL CHEMICAL COMPANY., a Delaware corporation (the "Company") [INSERT EACH SUBSIDIARY GUARANTOR EXECUTING THIS SUPPLEMENTAL INDENTURE AND ITS JURISDICTION OF INCORPORATION] (each an "Undersigned") and THE BANK OF NEW YORK, as trustee (the "Trustee").

                                    RECITALS

     WHEREAS, the Company, the Subsidiary Guarantors party thereto and the Trustee entered into the Indenture, dated as of May 20,2003 (the "Indenture"), relating to the Company's 10 1/2% Senior Secured Notes due 2013 (the "Notes");

     WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed, subject to certain exceptions, pursuant to Section 4.22 of the Indenture to cause any Restricted Subsidiary that has guaranteed or secured Indebtedness of the Company or any of its Restricted Subsidiaries to provide Subsidiary Guarantees.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

     Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

     Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 13 thereof.

     Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

     Section 4. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

     Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and said Indenture and this Supplemental Indenture shall henceforth be read together.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Supplemental Indenture or have caused this Supplemental Indenture to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

                                        LYONDELL CHEMICAL COMPANY


                                        By:  /s/
                                           -------------------------------------


                                        [SUBSIDIARY GUARANTORS]


                                        THE BANK OF NEW YORK,
                                        as Trustee


                                        By:  /s/
                                           -------------------------------------

                                                                       EXHIBIT C

                   Form of Certificate of Beneficial Ownership

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Attention: Corporate Trust Administration

     Re:      Lyondell Chemical Company
              10 1/2% Senior Secured Notes due 2013 (the "Notes")
              Issued under the Indenture (the "Indenture") dated as of May 20, 2003 relating to the Notes

     This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations ("Member Organizations") appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $________ principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons who are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons who purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended. We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such Member Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof. Accordingly, you are hereby requested to (i) exchange $_________ of such beneficial interest held by non-U.S. persons in the Temporary Offshore Global Note for an equivalent beneficial interest in a Permanent Offshore Global Note and (ii) transfer $__________ of such beneficial interest held by U.S. persons in the Temporary Offshore Global Note into an equivalent beneficial interest in the U.S. Global Note.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Yours faithfully,

                                        [EUROCLEAR BANK S.A./N.V., as operator of the Euroclear System]

                                                       OR

                                        [CLEARSTREAM BANK, societe anonyme]


                                        By:  /s/
                                           -------------------------------------

Date:
      --------------------------

                                                                       EXHIBIT D

                       Form of Certificate to be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                            ------------------------
                                         _______________,______

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Attention: Corporate Trust Administration

     Re:      Lyondell Chemical Company
              10%% Senior Secured Notes due 2013 (the "Notes")

Dear Sirs:

     In connection with our proposed sale of U.S.$_____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

     (1)  the offer of the Notes was not made to a person in the United States;

     (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

     (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act of 1933.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]


                                        By:  /s/
                                           -------------------------------------
                                                    Authorized Signatory

                                                                       EXHIBIT E

                     Form of Accredited Investor Certificate
                       Transferee Letter of Representation

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Attention: Corporate Trust Administration

Ladies and Gentlemen:

     In connection with our proposed purchase of $[ ] aggregate principal amount of the 10 1/2% Senior Secured Notes due 2013 (the "Notes") of Lyondell Chemical Company (the "Company"), we confirm that:

     1. We are an institutional "accredited investor" (as defined in Rule 50l(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), purchasing for our own account or for the account of such an institutional "accredited investor" as to which we exercise sole investment discretion, and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any account for which we are acting are each able to bear the economic risk of our or its investment.

     2. We understand and acknowledge that the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any account for which we are acting, that if we should sell any Notes within the time period referred to in Rule l44(k) of the Securities Act, we will do so only (A) to the Company, (B) pursuant to an effective registration statement under the Securities Act or any subsidiary thereof, (C) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (D) outside the Untied States in accordance with Rule 904 of Regulation S under the Securities Act, (E) in a principal amount of not less than $100,000 to an institutional "accredited investor" (as defined above) that, prior to such transfer, furnishes to the Trustee under the Indenture a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (F) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or any other exemption from the registration requirements of the Securities Act and in compliance with the terms of the Indenture (which terms require the delivery of such opinions and certifications as the Company and the Trustee may require), and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

     3. We are acquiring the Notes for investment purposes and not with a view to distribution thereof or with any present intention of offering or selling any Notes, except as permitted above.

     You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereto to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

     THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN ANY MANDATING THE APPLICATION OF SUCH LAWS).

                                        Very truly yours,

                                       (Name of Purchaser)


                                        By:  /s/
                                           -------------------------------------

                                        Date:
                                              ----------------------------------

     Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:
   ------------------------------

Date:
     ----------------------------

Taxpayer ID number:
                   --------------

                                      E-2